                                                                       EXHIBIT 2

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                            VEECO INSTRUMENTS INC.,

                            VEECO ACQUISITION CORP.

                                      AND

                                WYKO CORPORATION

                                      AND

                              ITS SECURITYHOLDERS

                                 APRIL 28, 1997

                               TABLE OF CONTENTS

                                                                                                                  PAGE
                                                                                                                  -----
       I.  DEFINITIONS.......................................................................................           1
                   1.01  Certain Definitions.................................................................           1

      II.  THE MERGER........................................................................................           4
                   2.01  The Merger..........................................................................           4
                   2.02  Effective Time of the Merger........................................................           4
                   2.03  Closing of the Merger...............................................................           5
                   2.04  Effects of the Merger...............................................................           5
                   2.05  Conversion of Shares................................................................           5
                   2.06  Subsequent Action...................................................................           6

     III.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS................................           6
                   3.01  Organization of the Company.........................................................           6
                   3.02  Capitalization......................................................................           6
                   3.03  Subsidiaries........................................................................           7
                   3.04  Authorization.......................................................................           7
                   3.05  Financial Statements................................................................           8
                   3.06  No Undisclosed Liabilities..........................................................           8
                   3.07  Compliance with the Law; Governmental Authorizations................................           8
                   3.08  No Conflicts........................................................................           8
                   3.09  Contracts...........................................................................           9
                   3.10  Litigation..........................................................................          10
                   3.11  Books and Records...................................................................          10
                   3.12  Taxes...............................................................................          10
                   3.13  Absence of Certain Changes or Events................................................          11
                   3.14  Employee Benefit Plans..............................................................          12
                   3.15  Intellectual Property...............................................................          13
                   3.16  Real Property.......................................................................          13
                   3.17  Tangible Property...................................................................          14
                   3.18  Environmental Matters...............................................................          14
                   3.19  Labor Relations.....................................................................          15
                   3.20  Officers and Employees..............................................................          15
                   3.21  Insurance...........................................................................          15
                   3.22  Brokers and Finders.................................................................          15
                   3.23  Banking Relationships...............................................................          15
                   3.24  Transactions with Shareholders and Affiliates.......................................          16
                   3.25  Accounts Receivable.................................................................          16
                   3.26  Inventory...........................................................................          16
                   3.27  Accuracy of Representations and Warranties..........................................          16
                   3.28  Disclosure Schedules................................................................          16
                   3.29  Knowledge of Breach.................................................................          16
                   3.30  Pooling of Interests................................................................          16
                   3.31  No Disposition......................................................................          16
                   3.32  Solvency............................................................................          17

      IV.  REPRESENTATIONS AND WARRANTIES OF VEECO AND ACQUISITION...........................................          17
                   4.01  Organization of the Company.........................................................          17
                   4.02  Capitalization......................................................................          17

                                       i
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
                                                                                                                  PAGE
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
                   4.03  Non-Contravention...................................................................          17
                   4.04  Reports.............................................................................          18
                   4.05  Absence of Certain Changes..........................................................          18
                   4.06  No Undisclosed Liabilities..........................................................          19
                   4.07  Litigation..........................................................................          19
                   4.08  Restrictions on Business Activities.................................................          19
                   4.09  Governmental Authorization..........................................................          19
                   4.10  Compliance With Laws................................................................          19
                   4.11  Pooling of Interests................................................................          19
                   4.12  Brokers and Finders.................................................................          19

       V.  COVENANTS.........................................................................................          20
                   5.01  Access..............................................................................          20
                   5.02  Business Organization...............................................................          20
                   5.03  Conduct of the Business of the Company Pending the Closing Date.....................          20
                   5.04  Conduct of Business of the Company and Veeco........................................          20
                   5.05  Consents............................................................................          21
                   5.06  Environmental Transfer Laws.........................................................          21
                   5.07  Tax Matters.........................................................................          21
                   5.08  Notice of Breach; Disclosure........................................................          22
                   5.09  Payment of Indebtedness by Affiliates...............................................          22
                   5.10  No Negotiation......................................................................          22
                   5.11  Stockholder Approvals...............................................................          22
                   5.12  Stock Options.......................................................................          23
                   5.13  Election as a Director..............................................................          23
                   5.14  FIRPTA..............................................................................          23
                   5.15  Blue Sky Laws.......................................................................          23
                   5.16  Listing of Additional Shares; S-8 Registration......................................          23
                   5.17  Affiliate Agreements................................................................          23
                   5.18  Additional Agreements...............................................................          24

      VI.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF VEECO AND ACQUISITION..................................          24
                   6.01  Representations and Warranties......................................................          24
                   6.02  Performance of Covenants............................................................          24
                   6.03  Litigation..........................................................................          24
                   6.04  Options.............................................................................          24
                   6.05  Consents and Approvals..............................................................          24
                   6.06  Fairness Opinion....................................................................          24
                   6.07  Accounting Opinion..................................................................          24
                   6.08  Appraisals..........................................................................          24
                   6.09  Material Changes....................................................................          25
                   6.10  Stockholder Approval................................................................          25
                   6.11  Due Diligence Review................................................................          25
                   6.12  Delivery of Documents...............................................................          25
                   6.13  Legal Opinions......................................................................          25
                   6.14  Affiliate Agreements................................................................          25
                   6.15  Tax Opinion.........................................................................          25
                   6.16  Certificates of Merger..............................................................          25

     VII.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY................................................          25
                   7.01  Representations and Warranties......................................................          26

                                       ii
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
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
                   7.02  Performance of Covenants............................................................          26
                   7.03  Litigation..........................................................................          26
                   7.04  Consents and Approvals..............................................................          26
                   7.05  Accounting Opinion..................................................................          26
                   7.06  Material Changes....................................................................          26
                   7.07  Stockholder Approval................................................................          26
                   7.08  Due Diligence Review................................................................          26
                   7.09  Delivery of Documents...............................................................          26
                   7.10  Affiliate Agreements................................................................          27
                   7.11  Legal Opinion.......................................................................          27
                   7.12  Tax Opinion.........................................................................          27
                   7.13  Certificates of Merger..............................................................          27

    VIII.  INDEMNIFICATION; REMEDIES.........................................................................          27
                   8.01  Survival............................................................................          27
                   8.02  Indemnification by the Stockholders.................................................          27
                   8.03  Indemnification by Veeco............................................................          28
                   8.04  Procedure for Indemnification--Third Party Claims...................................          28

      IX.  TERMINATION.......................................................................................          29
                   9.01  Termination Events..................................................................          29
                   9.02  Effect of Termination...............................................................          29
                   9.03  Amendment...........................................................................          29

       X.  MISCELLANEOUS.....................................................................................          29
                  10.01  Confidentiality.....................................................................          29
                  10.02  Expenses............................................................................          30
                  10.03  Public Announcements................................................................          30
                  10.04  Successors..........................................................................          30
                  10.05  Further Assurances..................................................................          30
                  10.06  Waiver..............................................................................          30
                  10.07  Entire Agreement....................................................................          30
                  10.08  Governing Law.......................................................................          30
                  10.09  Assignment..........................................................................          30
                  10.10  Notices.............................................................................          30
                  10.11  Headings............................................................................          31
                  10.12  Counterparts........................................................................          31
                  10.13  Exhibits and Schedules..............................................................          31
                  10.14  Severability........................................................................          31
                  10.15  No Third-Party Beneficiaries........................................................          31
                  10.16  Time of the Essence.................................................................          31

Exhibit     Certificate of Merger to be filed with the Arizona Corporation Commission
A-1
Exhibit     Certificate of Merger to be filed with the Secretary of State of the State of
A-2         Delaware
Exhibit B   FIRPTA Notification Letter; Form of Notice to Internal Revenue Service together with written authorization from Wyko
Exhibit     Wyko Affiliates Agreement
C-1
Exhibit     Veeco Affiliates Agreement
C-2
Exhibit D   Registration Rights Agreement

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of April 28, 1997, among Veeco Instruments Inc., a Delaware corporation ("VEECO"), Veeco Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Veeco ("ACQUISITION"), and Wyko Corporation, an Arizona corporation (the "COMPANY"), and the stockholders and holders of options to purchase Class A Shares and Class B Shares of the Company listed on Schedule 3.02(a) hereof (the "STOCKHOLDERS").

    The Boards of Directors of the Company, Veeco and Acquisition have determined that it is advisable and in the best interests of their respective stockholders for Acquisition to merge with and into the Company with the result that the Company shall become a wholly-owned subsidiary of Veeco (the "MERGER"), upon the terms and conditions set forth herein and in accordance with the provisions of the Arizona Business Corporation Act (the "ABCA") and the Delaware General Corporation Law (the "DGCL").

    NOW, THEREFORE, in consideration of the mutual covenants set forth herein, it is agreed as follows:

                                I. DEFINITIONS.

    1.01 CERTAIN DEFINITIONS. For purposes of this Merger Agreement, the following terms shall have the following meanings:

        (a) "ACQUISITION" shall have the meaning set forth in the recitals to this Merger Agreement.

        (b) "ABCA" shall have the meaning set forth in the recitals to this Merger Agreement.

        (c) "BENEFIT PLANS" shall have the meaning set forth in Section 3.14(a).

        (d) "CERTIFICATES OF MERGER" shall have the meaning set forth in Section 2.02.

        (e) "CLASS A SHARES" shall mean the Company's shares of Class A Common Stock, without par value.

        (f) "CLASS B SHARES" shall mean the Company's shares of Class B Common Stock, without par value.

        (g) "CLOSING" shall have the meaning set forth in Section 2.03.

        (h) "CLOSING DATE" shall have the meaning set forth in Section 2.03.

        (i) "COBRA" shall have the meaning set forth in Section 3.14(e).

        (j) "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

        (k) "COMMISSION" shall mean the United States Securities and Exchange Commission.

        (l) "COMMON STOCK" shall mean the Class A Shares and the Class B Shares, collectively.

       (m) "COMPANY" shall have the meaning set forth in the recitals to this Merger Agreement. As used in this Merger Agreement, the term "Company" shall be deemed to refer collectively to the Company and its Subsidiaries, except where the context specifically indicates otherwise.

        (n) "COMPANY STOCK OPTION PLAN" shall have the meaning set forth in
    Section 2.05(f).

        (o) "CONSTITUENT CORPORATIONS" shall have the meaning set forth in
    Section 2.01.

        (p) "CONTRACT" shall mean any agreement, arrangement, commitment, indemnity, indenture, instrument, lease or understanding, including any and all amendments, supplements, and modifications (whether oral or written) thereto, whether or not in writing.

        (q) "DAMAGES" shall have the meaning set forth in Section 8.02.

        (r) "DGCL" shall have the meaning set forth in the recitals to this Merger Agreement.

        (s) "EFFECTIVE TIME" shall have the meaning set forth in Section 2.02.

        (t) "ENVIRONMENT" shall mean the soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments; ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

        (u) "ENVIRONMENTAL LAWS" shall mean any state, federal or local laws, ordinances, codes or regulations relating to pollution, natural resources, protection of the Environment, or public health and safety, including, without limitation, laws and regulations relating to the handling and disposal of medical and biological waste.

        (v) "EQUITY SECURITIES" shall mean any (i) capital stock or any securities representing any other equity interest or (ii) any securities convertible into or exchangeable for capital stock or any other rights, warrants or options to acquire any of the foregoing securities.

        (w) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        (x) "ERISA AFFILIATE" shall mean with respect to any person (i) any corporation which is a member of a controlled group of corporations, within the meaning of Section 414(b) of the Code, of which that person is a member,
    (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control, within the meaning of Section 414(c) of the Code, of which that person is a member, and (iii) any member of an affiliated service group, within the meaning of Section 414(m) and (o) of the Code, of which that person or any entity described in clause (i) or (ii) is a member.

        (y) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

        (z) "FAIRNESS OPINION" shall have the meaning set forth in Section 6.06.

       (aa) "FINANCIAL STATEMENTS" shall have the meaning set forth in Section 3.05.

       (bb) "FIRPTA" shall mean the Foreign Investment and Real Property Tax Act of 1980.

       (cc) "GAAP" shall mean United States generally accepted accounting principles.

       (dd) "GOVERNMENTAL AUTHORITY" shall mean any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

       (ee) "HAZARDOUS SUBSTANCES" shall mean (i) any hazardous or toxic waste, substance or material defined as such in (or for the purposes of) any Environmental Law, (ii) asbestos-containing material, (iii) medical and biological waste, (iv) polychlorinated biphenyls, (v) petroleum products, including gasoline, fuel oil, crude oil and other various constituents of such products and (vi) any other chemicals, materials or substances, exposure to which is prohibited, limited, or regulated by any Environmental Laws.

        (ff) "INTELLECTUAL PROPERTY" shall have the meaning set forth in Section 3.15.

       (gg) "IRS" shall mean the Internal Revenue Service of the United States or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

       (hh) "ISSUANCE DATE" shall have the meaning set forth in Section 8.01.

        (ii) "KNOWLEDGE" shall mean, (i) with respect to an individual, the actual knowledge, after reasonable inquiry, of such individual, and (ii) with respect to any Person other than an individual, the actual knowledge, after reasonable inquiry, of the officers and directors of such entity or other persons performing similar functions.

        (jj) "LAW" shall mean any constitutional provision or any statute or other law, rule or regulation of any Governmental Authority and any decree, injunction, judgment, order, ruling, assessment or writ.

       (kk) "LEASED REAL PROPERTY" shall have the meaning set forth in Section 3.16(b).

        (ll) "LEASED TANGIBLE PROPERTY" shall have the meaning set forth in
    Section 3.17(b).

      (mm) "LEASES" shall have the meaning set forth in Section 3.16(b).

       (nn) "LICENSES" shall have the meaning set forth in Section 3.07(b).

       (oo) "LIEN" shall mean any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, encroachment or other survey defect, transfer restriction or other encumbrance of any nature whatsoever.

       (pp) "MATERIAL ADVERSE EFFECT" shall mean, with respect to any entity or group of entities, any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole.

       (qq) "MATERIAL CONTRACT" shall mean any Contract required to be listed on
    Schedule 3.09(a).

       (rr) "MERGER" shall have the meaning set forth in the recitals to this Merger Agreement.

       (ss) "MERGER AGREEMENT" shall mean this Agreement and Plan of Merger.

        (tt) "MERGER CONSIDERATION" shall have the meaning set forth in Section 2.05(a).

       (uu) "MULTIEMPLOYER PLAN" shall have the meaning set forth in Section 3.14(a).

       (vv) "NASDAQ" shall mean The NASDAQ Stock Market, Inc.

      (ww) "OPTIONS" shall have the meaning set forth in Section 3.02(b).

       (xx) "OWNED REAL PROPERTY" shall have the meaning set forth in Section 3.16(a).

       (yy) "OWNED TANGIBLE PROPERTY" shall have the meaning set forth in
    Section 3.17(a).

       (zz) "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

      (aaa) "PERSON" shall mean any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any Governmental Authority.

      (bbb) "PROXY STATEMENT" shall have the meaning set forth in Section
    5.11(c).

      (ccc) "RELEASE" shall mean any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing, whether intentional or unintentional.

      (ddd) "RULE 145" shall have the meaning set forth in Section 5.17(a).

      (eee) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

       (fff) "STOCKHOLDER INDEMNITEES" shall have the meaning set forth in
    Section 8.03.

      (ggg) "STOCKHOLDERS" shall have the meaning set forth in the recitals to this Merger Agreement.

      (hhh) "SUBSIDIARY" shall have the meaning set forth in Section 3.03.

       (iii) "SURVIVING CORPORATION" shall have the meaning set forth in Section 2.01.

       (jjj) "TANGIBLE PROPERTY LEASES" shall have the meaning set forth in
    Section 3.17(b).

      (kkk) "TAX" or "TAXES" shall mean any and all taxes (whether Federal, state, local or foreign), including, without limitation, income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupation, value added ad valorem transfer and other taxes, duties or assessments of any nature whatsoever, together with any interest, penalties or additions to tax imposed with respect thereto.

       (lll) "TAX RETURNS" shall mean any returns, reports and forms required to be filed with any Governmental Authority.

    (mmm) "THREATENED" shall mean the following: a claim, proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing) that would lead a prudent Person to conclude that such a claim, proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

      (nnn) "VEECO" shall have the meaning set forth in the recitals to this Merger Agreement.

      (ooo) "VEECO AFFILIATES" shall have the meaning set forth in Section 5.17(b).

      (ppp) "VEECO AUTHORIZATIONS" shall have the meaning set forth in Section 4.09.

      (qqq) "VEECO BALANCE SHEET" shall have the meaning set forth in Section 4.06.

       (rrr) "VEECO BALANCE SHEET DATE" shall have the meaning set forth in
    Section 4.05.

       (sss) "VEECO FINANCIAL STATEMENTS" shall have the meaning set forth in
    Section 4.04.

       (ttt) "VEECO OPTIONS" shall have the meaning set forth in Section
    4.02(b).

      (uuu) "VEECO'S BROKERS" shall have the meaning set forth in Section 4.12.

      (vvv) "VEECO SEC DOCUMENTS" shall have the meaning set forth in Section 4.04.

     (www) "VEECO SHARES" shall mean the common stock, $.01 par value per share, of Veeco.

      (xxx) "VEECO STOCKHOLDERS MEETING" shall have the meaning set forth in
    Section 5.11(b).

      (yyy) "WYKO AFFILIATES" shall have the meaning set forth in Schedule 5.17(a).

    1.02 The words "hereof," "herein," "hereby" and "hereunder," and words of like import, refer to this Merger Agreement as a whole and not to any particular Section hereof. References herein to any Section, Schedule or Exhibit refer to such Section of, or such Schedule or Exhibit to, this Merger Agreement, unless the context otherwise requires. All pronouns and any variations thereof refer to the masculine, feminine or neuter gender, singular or plural, as the context may require.

                                II. THE MERGER.

    2.01  THE MERGER.  At the Effective Time of the Merger (as defined in
Section 2.02 hereof), Acquisition shall be merged with and into the Company. The separate existence of Acquisition shall thereupon cease and the Company shall continue its corporate existence as the surviving corporation (the "SURVIVING CORPORATION") under the laws of the State of Delaware under its present name. The Company and Acquisition are sometimes referred to collectively herein as the "CONSTITUENT CORPORATIONS".

    2.02  EFFECTIVE TIME OF THE MERGER.  At the Closing (as defined in Section
2.03 hereof), the parties hereto shall cause certificates of merger substantially in the form of EXHIBIT A-1 and EXHIBIT A-2 annexed hereto to be executed and filed with the Arizona Corporation Commission and the Secretary of State of the State of Delaware, respectively, as provided in Section 10-1105 of the ABCA and Section 252 of the

DGCL, respectively (collectively, the "CERTIFICATES OF MERGER"), and shall take all such other and further actions as may be required by law to make the Merger effective. The Merger shall become effective as of the date and time of the filing of such Certificates of Merger. The date and time of such effectiveness are referred to herein as the "EFFECTIVE TIME".

    2.03 CLOSING OF THE MERGER. Unless this Merger Agreement shall theretofore have been terminated pursuant to the provisions of Section 9.01 hereof, the closing of the Merger (the "CLOSING") shall take place on the second business day following the day on which the last of the conditions set forth in Articles VI and VII hereof are fulfilled or waived, subject to applicable laws (the "CLOSING DATE"), at the offices of Kaye, Scholer, Fierman, Hays &Handler, LLP, 425 Park Avenue, New York, New York 10022 unless another time, date or place is agreed to in writing by the parties hereto.

    2.04  EFFECTS OF THE MERGER.  At the Effective Time of the Merger:

        (a) the separate existence of Acquisition shall cease and Acquisition shall be merged with and into the Company, which shall be the Surviving Corporation;

        (b) the Certificate of Incorporation and By-Laws of Acquisition as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation until each shall thereafter be amended in accordance with each of their terms and as provided by law;

        (c) the director of Acquisition immediately prior to the Effective Time shall be the initial director of the Surviving Corporation, and the officers of Acquisition immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, in each case until their respective successors are duly elected and qualified;

        (d) the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the Constituent Corporations, and all property, real, personal, and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest of or belonging to or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and

        (e) the Surviving Corporation shall thenceforth be responsible and liable for all liabilities and obligations of each of the Constituent Corporations, and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if such Merger had not taken place or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor liens upon the property of either of the Constituent Corporations shall be impaired by the Merger.

    2.05 CONVERSION OF SHARES. As of the Effective Time, by virtue of the Merger and without any further action on the part of Veeco, Acquisition, the Company, or any holder of any Equity Securities of the Constituent Corporations:

        (a) Each Class A Share of the Company issued and outstanding immediately prior to the Effective Time (other than the Class A Shares held in the treasury of the Company which shall be canceled and retired) shall be converted into the right to receive 10.182435 Veeco Shares (the "MERGER CONSIDERATION"), upon surrender of the certificates to Veeco representing such Class A Shares.

        (b) The Merger Consideration shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Veeco Shares or Class A Shares of the Company), reorganization, recapitalization or other like change with respect to Veeco Shares or Class A Shares of the Company occurring after the date hereof and prior to the Effective Time.

    (c) No fraction of a Veeco Share will be issued, but in lieu thereof each holder of shares of Class A Shares of the Company who would otherwise be entitled to a fraction of a Veeco Share (after aggregating all fractional shares of Veeco Shares to be received by such holder) shall receive from Veeco an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of a Veeco Share for the ten most recent days that Veeco Shares have traded ending on the trading day immediately prior to the Effective Time, as reported on NASDAQ.

    (d) Each share of common stock, $.01 par value per share, of Acquisition issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $.01 par value per share, of the Surviving Corporation;

    (e) All Class A Shares, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any Class A Shares shall thereafter cease to have any rights with respect to such Class A Shares, except the right to receive the Merger Consideration for the Class A Shares upon the surrender of such certificate in accordance with this Section.

    (f) Each outstanding option to purchase Class A Shares or Class B Shares under the Company's 1986 employee stock option plan (the "COMPANY STOCK OPTION PLAN"), by virtue of the Merger and without any action on the part of the holders thereof, shall be assumed by Veeco and shall be converted into the right to receive an option to purchase Veeco Shares in an amount and with an exercise price as set forth on Schedule 2.05.

    2.06 SUBSEQUENT ACTION. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances and any other actions or things are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Constituent Corporations as a result of, or in connection with, the Merger, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Merger Agreement.

III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS.

    The Company and each of the Stockholders represents and warrants to Veeco and Acquisition as follows:

    3.01 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, and is qualified or licensed as a foreign corporation to do business in each other jurisdiction where the failure to so qualify would have a Material Adverse Effect upon its business or operations. The jurisdictions where the Company is so qualified to do business as a foreign corporation are set forth in
Schedule 3.01. The Company has all requisite corporate power to own, operate and lease its assets and to carry on its business as now being conducted. The Company has delivered to Veeco correct and complete copies of its Certificate of Incorporation and By-Laws as in effect on the date hereof.

    3.02 CAPITALIZATION. (a) The authorized capital stock of the Company consists of (i) 5,000,000 shares of Class A Shares, of which 281,250 are issued and outstanding as of the date hereof, and (ii) 5,000,000 Shares of Class B Shares, of which none are issued and outstanding as of the date hereof. A complete list of the present record and beneficial owners of all the issued and outstanding shares of Class A Shares and the holdings of each such record and beneficial owner are set forth in Schedule 3.02(a).

All of the outstanding Class A Shares have been duly authorized and validly issued and are fully paid and nonassessable and were issued in conformity with applicable laws. No other shares of capital stock of the Company are or will be outstanding or held as treasury shares. No legend or other reference to any purported Lien appears upon any certificate representing the Common Stock.

        (b) As of the date hereof, 10,375 shares of Class A Shares and 3,000 shares of Class B Shares are issuable upon the exercise of options granted under the Company's Stock Option Rights Plan (the "OPTIONS"). Schedule 3.02(b) contains a list of all Options outstanding on the date hereof, the number of Class A Shares or Class B Shares issuable upon the exercise of each such Option, the name of the optionee and the applicable exercise price. Except for the Options, there are no outstanding Equity Securities or other obligations to issue or grant any rights to acquire, any Equity Securities of the Company or any of its Subsidiaries, or any Contracts to restructure or recapitalize the Company or any of its Subsidiaries. There are no outstanding Contracts of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Equity Securities of the Company or any such Subsidiary. All outstanding Equity Securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable and were issued in conformity with applicable laws. As of the Closing, no options, warrants, convertible securities or rights will be exercisable or exchangeable for, convertible into, or otherwise give its holder any right to acquire shares of capital stock of the Company.

    3.03 SUBSIDIARIES. Schedule 3.03 contains a list of each subsidiary of the Company (each, a "SUBSIDIARY" and collectively, the "SUBSIDIARIES"), including its name, jurisdiction of incorporation or organization, other jurisdictions in which it is qualified to do business as a foreign corporation, and capitalization (including the identity of each stockholder and the number of shares held by each). Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as set forth on Schedule 3.03, with full corporate power and authority to own its properties and to engage in its business as presently conducted and is not required to qualify as a foreign corporation in any other jurisdiction where failure to so qualify could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.03, all of the outstanding Equity Securities of each Subsidiary are owned of record and beneficially by the Company or one or more Subsidiaries, free and clear of Liens. No legend or other reference to any purported Lien appears upon any certificate representing equity securities of each Subsidiary. All of the outstanding Equity Securities of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and were issued in conformity with applicable laws. There are no outstanding options, warrants, convertible securities or other rights to subscribe for, to purchase, or Contracts to issue or grant any rights to acquire, any Equity Securities of any Subsidiary or to restructure or recapitalize any Subsidiary. There are no outstanding Contracts of any Subsidiary to repurchase, redeem or otherwise acquire any Equity Securities of any Subsidiary. The Company has delivered or made available to Veeco complete and correct copies of the Certificate of Incorporation and By-Laws of each Subsidiary, as in effect on the date hereof.

    3.04 AUTHORIZATION. The Company has full corporate power and authority to execute, deliver and perform this Merger Agreement and the Certificates of Merger and to consummate the transactions contemplated hereby. Each of the Stockholders has the right, capacity and all requisite authority to execute, deliver and perform this Merger Agreement and the Certificates of Merger and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Merger Agreement, the Certificates of Merger and all other documents and agreements to be delivered pursuant hereto and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of the Company. Prior to the Closing, the execution, delivery and performance of this Merger Agreement, the Certificates of Merger and all other documents and agreements to be delivered pursuant hereto and the consummation of the transactions contemplated hereby will be duly and validly authorized by the stockholders of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Merger Agreement, the Certificates of Merger and any related documents or agreements or to consummate the transactions contemplated hereby. As of the

Closing, no stockholder of the Company will have any rights to dissent under applicable law and there will be no shares of the Company entitled to dissenters' rights. This Merger Agreement has been and the Certificates of Merger when executed at the Closing will be duly and validly executed and delivered by the Company and each of the Stockholders and this Merger Agreement constitutes, and the Certificates of Merger will constitute, a legal, valid and binding agreement of the Company and each of the Stockholders enforceable in accordance with each of their respective terms.

    3.05 FINANCIAL STATEMENTS. The Company has delivered to Veeco (i) consolidated balance sheets for the Company and its Subsidiaries as at December 31, 1996 and 1995, respectively, and related consolidated statements of income, retained earnings and cash flows for the fiscal years then ended, together with the report thereon of Ernst & Young LLP, (ii) consolidated balance sheets for the Company and its subsidiaries as at December 31, 1994, 1993 and 1992, respectively, and related consolidated statements of income and retained earnings for the fiscal years then ended, and (iii) an unaudited consolidated interim balance sheet for the Company and its Subsidiaries as of March 31, 1997 and related interim consolidated statements of income and retained earnings for the three-month period then ended (collectively, the "FINANCIAL STATEMENTS"). Except as set forth in Schedule 3.05, the Financial Statements fairly present the financial condition and results of operations of the Company on the dates and for the financial periods then ended, in accordance with GAAP which have been applied on a basis consistent with prior periods (except that no footnotes are provided for the years ended December 31, 1994, 1993 and 1992).

    3.06 NO UNDISCLOSED LIABILITIES. Except as set forth in Schedule 3.06, the Company has no obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than those (i) set forth or adequately provided for in the consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1996, (ii) not required to be set forth on such balance sheet under GAAP, or (iii) incurred in the ordinary course of business since December 31, 1996 and consistent with past practice.

    3.07 COMPLIANCE WITH THE LAW; GOVERNMENTAL AUTHORIZATIONS. (a) The Company, to its knowledge, has complied with, and is not in violation of, and has not received notices of violation with respect to, any Law with respect to the conduct of its business, or the ownership or operation of its business.

        (b) The Company has obtained all material licenses, permits, certificates, consents and approvals from Governmental Authorities (the "LICENSES") that are necessary for the business and operations of the Company. All such Licenses are listed in Schedule 3.07(b), are in full force and effect, and no written notice of any material violation has been received by the Company in respect of any such License. To the Company's knowledge, except as set forth in Schedule 3.07(b), the consummation of the transactions contemplated hereunder and the operation of the business of the Company by the Surviving Corporation in the manner in which it is currently operated will not require the transfer of any License that may not be transferred to the Surviving Corporation without the consent or approval of any Governmental Authority or other Person.

    3.08 NO CONFLICTS. Except as set forth in Schedule 3.08, the execution, delivery and performance by the Company of this Merger Agreement and the consummation of the transactions contemplated hereby will not (a) violate any provision of the Certificate of Incorporation or By-Laws of the Company or any of its Subsidiaries, (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its Subsidiaries under, any Material Contract to which the Company or any of its Subsidiaries is a party or by which any of their property or assets are bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject, except for Material Contracts wherein the other party thereto has consented to the consummation of this transaction, (c) violate any Law applicable to the Company or any of its Subsidiaries or (d) violate or result in the revocation or suspension of any License.

    3.09 CONTRACTS. (a) Schedule 3.09 contains a complete and accurate list, and the Company has delivered or made available to Veeco true and complete copies (or, in the case of oral contracts, summaries), of:

        (i) each Contract that is executory in whole or in part and involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $150,000;

        (ii) each Contract that is executory in whole or in part and was not entered into in the ordinary course of business and that involves expenditures or receipts of the Company in excess of $50,000;

       (iii) each lease, rental or occupancy agreement, license agreement, installment and conditional sale agreement, and any other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real property (except installment and conditional sales agreements having a value per item or aggregate payments of less than $1,000 and with terms of less than one year);

        (iv) other than licensing agreements entered into in connection with product sales in the ordinary course of the Company's business, each licensing agreement or any other Contract with respect to patents, trademarks, copyrights, or other Intellectual Property, including Contracts with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property;

        (v) each collective bargaining agreement and any other Contract to or with any labor union or other employee representative of a group of employees;

        (vi) each joint venture, partnership, and any other Contract (however named) involving a sharing of profits, losses, costs or liabilities by the Company with any other Person;

       (vii) each Contract containing covenants that in any way purport to restrict the business activity of the Company or limit the freedom of the Company to engage in any line of business or to compete with any Person;

      (viii) each Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

        (ix) each power of attorney that is currently effective and outstanding granted by and relating to the Company or any of its Subsidiaries;

        (x) each Contract entered into other than in the ordinary course of business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

        (xi) each Contract for capital expenditures in excess of $25,000;

       (xii) each written warranty, guaranty, and/or other similar undertaking with respect to contractual performance extended by the Company other than in the ordinary course of business; and

      (xiii) each Contract with any employee, director or officer.

        (b) Each Material Contract is in full force and effect and enforceable in accordance with its terms (subject to bankruptcy, insolvency and other proceedings at law or in equity relating to the rights of creditors generally).

        (c) The Company has fulfilled in all material respects all obligations required pursuant to each Material Contract to have been performed by it.

        (d) Except as set forth in Schedule 3.09(d), the Company has received no written notice of default under any Material Contract, no default (beyond any applicable grace or cure period) has occurred under any Material Contract on the part of the Company, or to the Company's knowledge, on the part of any other party thereto, nor to the Company's knowledge, has any event occurred which with the giving of notice or the lapse of time, or both, would constitute any default on the part of the Company under any Material Contract nor to the Company's knowledge, has any event occurred which with the giving of notice or lapse of time, or both, would constitute any default on the part of any other party to any Material Contract.

        (e) Except as set forth in Schedule 3.09(e), no consent or approval of any party to any of the Material Contracts is required for the execution, delivery or performance of this Merger Agreement or the consummation of the transactions contemplated hereby to which the Company is a party.

        (f) To the knowledge of the Company, no officer, director, agent, or employee of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent or employee to (i) engage in or continue any conduct, activity or practice relating to the business of the Company or (ii) assign to the Company or to any other Person any rights to any invention, improvement or discovery.

    3.10 LITIGATION. Except as set forth in Schedule 3.10, there are no actions, suits or legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the Company's knowledge, Threatened against the Company before or by any Governmental Authority, and, to the Company's knowledge, no basis exists for any such action. The Company is not a party to nor subject to any judgment, order, writ, injunction, decree or award of any Governmental Authority.

    3.11 BOOKS AND RECORDS. To the Company's knowledge, the books and records of the Company, all of which have been made available to Veeco, set forth in all respects all material transactions affecting the Company, and such books and records have been properly kept and maintained and are complete and correct in all material respects.

    3.12 TAXES. To the knowledge of the Company, the Company and each of its Subsidiaries have filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by each of them pursuant to the Laws of each Governmental Authority with taxing power over the Company and each of its Subsidiaries and each of their respective assets and businesses. Each Tax Return filed by the Company was true, correct and complete in all material respects when it was filed and each Tax Return that will be filed on or before the Closing Date will be true, correct and complete in all material respects when it is filed. To the knowledge of the Company, the Company has delivered to Veeco complete copies of all Tax Returns filed for the past three years. The Company or any of its Subsidiaries have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns, or otherwise, or pursuant to any assessment received by the Company or any of its Subsidiaries except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in the Financial Statements. All Tax Returns required to be filed by the Company for the periods from the date hereof up to and including the Closing Date have been or will be timely filed, and all Taxes for such period will be paid by the Company. To the knowledge of the Company, except as set forth in Schedule 3.12, the United States federal and state and local income Tax Returns of the Company and each of its Subsidiaries subject to such Taxes have been audited by the Internal Revenue Service or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years, in the case of United States federal income Tax Returns, through June 30, 1993 and, in the case of state and local income Tax Returns, through June 30, 1992. All deficiencies proposed (including interest, penalties and additions to tax that were or are proposed to be assessed thereon, if any) as a result of such audits have been paid, reserved against, settled, or, as described in Schedule 3.12, are being contested in good faith by appropriate proceedings. To the knowledge of the Company, all Taxes that the Company or its Subsidiaries are or were required to pay have been paid to the proper Governmental Authority or other Person. To the knowledge of the Company, all Taxes that the Company or its Subsidiaries is, or was, required by Law to withhold and collect have been duly withheld or collected and, to the extent required, have been paid to the appropriate Governmental Authority. To the knowledge of the Company, except as set forth in Schedule 3.12, neither the Company nor any of its Subsidiaries has given, or been requested to give, waivers or extensions (or is or would be subject to a waiver or extension given by any other entity) of any statute of limitations relating to the payment of Taxes for which it (or any Affiliate). Except as set forth in
Schedule 3.12, there are no Liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of the Company or any of its Subsidiaries, other than Liens for Taxes not yet due and payable. Neither the Company, nor any of its Subsidiaries, is a "U.S. real property holding corporation," as defined in Section 897(c)(2) of the Code. There is no tax sharing agreement that will require any payment by the Company or any of its Subsidiaries after the date of this Merger Agreement.

    3.13 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth herein and in Schedule 3.13, since December 31, 1996, other than transactions in the ordinary course of the Company's business, the Company has not:

    (a) changed any of the Company's authorized or issued capital stock; granted any stock option or right to purchase shares of capital stock of the Company; issued any Equity Security; granted any registration rights; purchased, redeemed, retired, or otherwise acquired any shares of any such capital stock; or declared or paid any dividend or other distribution or payment in respect of shares of capital stock;

    (b) amended the Certificate of Incorporation or By-laws of the Company;

    (c) paid or increased any bonuses, salaries, or other compensation to any stockholder, director, officer or employee or entered into any employment, severance, or similar Contract with any director, officer, or employee;

    (d) adopted, amended or otherwise increased the payments to or benefits under, any Benefit Plan for or with any employees of the Company;

    (e) damaged or destroyed or lost any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition or prospects of the Company;

    (f) materially amended, renewed, failed to renew, negotiated, terminated (other than due to any scheduled expiration) or received written notice of termination (other than due to any scheduled expiration) of, any Material Contract or defaulted (beyond any applicable notice or grace period) in any of its obligations under any Material Contract or entered into any new Material Contract or took any action that would jeopardize the continuance of its material suppliers or customer relationships;

    (g) sold (other than sales of inventory in the ordinary course of business), leased, or otherwise disposed of any material asset or property of the Company or mortgaged, pledged, or imposed any Lien on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property;

    (h) incurred or assumed any long-term debt (including obligations in respect of capital leases) in excess of $10,000, in the aggregate, (ii) assumed, guaranteed, endorsed or otherwise became liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person (other than endorsements of checks in the ordinary course) in excess of $10,000, in the aggregate, or (iii) made any loans, advances or capital contributions to, or investment in, any Person other than a Subsidiary in excess of $10,000, in the aggregate;

    (i) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business consistent with past practice, or failed to pay or otherwise satisfied any material claims, liabilities or obligations on a basis, and within the time, consistent with past practice;

    (j) cancelled or waived any material claims or rights;

    (k) materially changed any of the accounting methods used by the Company;

    (l) merged or consolidated with or into any other Person; or

   (m) agreed, whether orally or in writing, to do any of the foregoing.

    3.14 EMPLOYEE BENEFIT PLANS. (a) Except as set forth in Schedule 3.14(a), neither the Company nor any of its Subsidiaries (i) maintains or contributes to or has any obligation with respect to, and none of the employees of the Company or any of its Subsidiaries is covered by, any bonus, deferred compensation, severance pay, pension, profit-sharing, retirement, insurance, stock purchase, stock option, or other fringe benefit plan, arrangement or practice, written or otherwise, or any other "employee benefit plan," as defined in Section 3(3) of ERISA, whether formal or informal (collectively, the "BENEFIT PLANS"). None of the Benefit Plans is, and neither the Company nor any of its Subsidiaries (or any of their ERISA Affiliates) has ever maintained or had an obligation to contribute to (i) a plan subject to Section 412 of the Code or Title I, Subtitle B, Part 3 of ERISA, (ii) a "multiemployer plan," as defined in Section 3(37) of ERISA, (a "MULTIEMPLOYER PLAN"), (iii) a "multiple employer plan," as defined in ERISA or the Code, or (iv) a funded welfare benefit plan, as defined in Section 419 of the Code. Neither the Company nor any of its Subsidiaries has any agreement or commitment to create any additional Benefit Plan, or to modify or change any existing Benefit Plan. The Company and its Subsidiaries do not have any other ERISA Affiliates.

        (b) With respect to each Benefit Plan, the Company has heretofore delivered or caused to be delivered or made available to Veeco true, correct and complete copies of (i) all documents which comprise the most current version of each of such Benefit Plan, including any related trust agreements, insurance contracts, or other funding or investment agreements and any amendments thereto, and (ii) with respect to each Benefit Plan that is an "employee benefit plan," as defined in Section 3(3) of ERISA, (w) the three most recent Annual Reports (Form 5500 Series) and accompanying schedules for each of the Benefit Plans for which such a report is required, (x) the most current summary plan description (and any summary of material modifications), (y) the three most recent certified financial statements for each of the Benefit Plans for which such a statement is required or was prepared, and (z) for each Benefit Plan intended to be "qualified" within the meaning of Section 401(a) of the Code, all IRS determination letters issued with respect to such Plan. Except as set forth in
Schedule 3.14(b), since the date of the documents delivered, there has not been any material change in the assets or liabilities of any of the Benefit Plans or any change in their terms and operations which could reasonably be expected to affect or alter the tax status or materially affect the cost of maintaining such Plan, and none of the Benefit Plans has been or will be amended prior to the Closing Date. Each of the Benefit Plans can be amended, modified or terminated by the Company or a Subsidiary within a period of thirty (30) days, without payment of any additional compensation or amount or the additional vesting or acceleration of any such benefits, except to the extent that such vesting is required under the Code upon the complete or partial termination of any Benefit Plan intended to be qualified within the meaning of Section 401(a) of the Code.

        (c) The Company and each of its Subsidiaries has performed and complied in all material respects with all of its obligations under and with respect to the Benefit Plans and each of the Benefit Plans has, at all times, in form, operation and administration complied in all material respects with its terms, and, where applicable, the requirements of the Code, ERISA and all other applicable Laws. Each Benefit Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified and nothing has occurred which reasonably could be expected to adversely affect such qualified status.

        (d) All group health plans covering employees of the Company or any of its Subsidiaries have been operated in material compliance with the continuation coverage requirements of Section 4980B of the Code (and any predecessor provisions) and Part 6 of Title I of ERISA ("COBRA"). Neither the Company nor any of its Subsidiaries has any obligation to provide health benefits or other non-pension benefits to retired or other former employees, except as specifically required by COBRA.

        (e) Neither the Company, any of its Subsidiaries nor any other "disqualified person" or "party in interest," as defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively, has engaged in any "prohibited transaction," as defined in Section 4975 of the Code or Section 406 of ERISA, with respect to any Benefit Plan nor have there been any fiduciary violations under ERISA which could subject the Company or any of its Subsidiaries (or any officer, director or employee thereof) to any penalty or Tax under Section 502(i) of ERISA or Sections 4971 and 4975 of the Code.

        (f) Except as set forth in Schedule 3.14(g), with respect to any Benefit
Plan: (i) no filing, application or other matter is pending with the IRS of which the Company has received a written notice, the PBGC, the United States Department of Labor or any other governmental body, (ii) there is no action, suit or claim pending nor, to the knowledge of the Company, Threatened, other than routine claims for benefits, and (iii) there are no outstanding liabilities for Taxes, penalties or fees.

        (g) Neither the execution and delivery of this Merger Agreement nor the consummation of any or all of the contemplated transactions will: (i) entitle any current or former employee of the Company or any of its Subsidiaries to severance pay, unemployment compensation or any similar payment, (ii) accelerate the time of payment or vesting or increase the amount of any compensation due to any such employee or former employee, or (iii) directly or indirectly result in any payment made or to be made to or on behalf of any person to constitute a "parachute payment" within the meaning of Section 280G of the Code.

    3.15 INTELLECTUAL PROPERTY. Schedule 3.15 sets forth a list of all patents, patent applications, copyrights, trademarks, trademark applications, trade names and service marks in which the Company has rights. The Company has previously delivered or made available to Veeco a list of all trade secrets, software and computer programs, drawings and other proprietary intellectual property in which the Company has rights. The items set forth on Schedule 3.15 and on the list referred to above are collectively referred to as the "INTELLECTUAL PROPERTY." Except as set forth in Schedule 3.15 or on the list, the Company either owns and has good title or has the legally enforceable right to use all of the Intellectual Property. To the Company's knowledge, the Company is not infringing upon any intellectual property rights of any other Person, nor, to the knowledge of the Company, is any other Person infringing on any of the Company's rights in respect of the Intellectual Property.

    3.16 REAL PROPERTY. (a) Schedule 3.16(a) describes all real property owned by the Company (the "Owned Real Property"). True and complete copies of all owners policies of title insurance obtained for the benefit of the Company have been delivered or made available to Veeco. To the knowledge of the Company, except as set forth in Schedule 3.16(a), the Company has good and marketable title to all of the Owned Real Property together with all buildings, improvements, fixtures (including, without limitation, all heating, plumbing, air conditioning, ventilation and electrical equipment), rights of way, easements and appurtenances thereto, free and clear of all Liens other than (i) municipal and zoning ordinances; (ii) recorded easements for public utilities serving the Real Property; and (iii) Liens for Taxes not yet due and payable, none of which materially interfere with the use or occupancy of any of the Real Property; and (iv) the liens disclosed in Schedule 3.16(a). Except as set forth in Schedule 3.16(a), all Owned Real Property is legally occupied by the Company and not by any tenants or other occupants. Except as set forth in Schedule 3.16(a), no Owned Real Property shall be subject to any lease or sublease at or immediately after the Closing.

        (b) Schedule 3.16(b) contains a list of all leases (collectively, the "Leases") pursuant to which the Company leases any real property (the "Leased Real Property" and, together with the Owned Real Property, the "Real Property"). True and correct copies of the Leases have been delivered or made available to Veeco. All of the Leases are valid, binding and enforceable in accordance with their terms (subject to bankruptcy, insolvency and other proceedings at law or in equity relating to the rights of creditors generally), and are in full force and effect; the Company has received no notice, and has no knowledge, of any default by the Company (beyond any applicable grace or cure period) under any of the

Leases, and, to the Company's knowledge, no other party to any of the Leases is in material breach or default thereunder; and all lessors under the Leases have or by the Closing Date will have consented to the consummation of the transactions contemplated hereby, to the extent that the applicable lease requires such consent, without requiring modification in the rights or obligations of the tenant under such Leases. No sublease by the Company of any Leased Real Property is currently in effect. The Company's leasehold interests are subject to no Lien or other encumbrance created by the Company.

    3.17 TANGIBLE PROPERTY. (a) Schedule 3.17(a) contains the Company's depreciation ledger of all machinery, equipment, fixtures, motor vehicles and other tangible personal property owned by the Company (collectively, the "Owned Tangible Property"). Except as set forth in Schedule 3.17(a), the Company has good title to all Owned Tangible Property free and clear of all Liens.

        (b) Schedule 3.17(b) contains a list as of the date indicated in such schedule of (i) all machinery, equipment, fixtures and other tangible personal property owned by another Person subject to any capital lease or rental agreement that constitutes a Material Contract to which the Company is a party (collectively, the "Leased Tangible Property") and (ii) a list of the leases of the Leased Tangible Property (the "Tangible Property Leases"). Each of the Tangible Property Leases is in full force and effect and constitutes a valid and binding obligation of the Company and, to the Company's knowledge, the other party thereto, enforceable in accordance with its terms. The Company has received no notice, and has no knowledge, of any default by the Company (beyond any applicable grace or cure period) under any of the Tangible Property Leases, and, to the Company's knowledge, no other party to any of the Tangible Property Leases is in material breach or default thereunder.

        (c) Except as set forth in Schedule 3.17(c), all Owned Tangible Property and all Leased Tangible Property (collectively, the "Tangible Property") is in good and usable working condition, normal wear and tear excepted, and is suitable for the purposes for which it is used or is being replaced according to the Company's replacement policy.

    3.18 ENVIRONMENTAL MATTERS. (a) The Company's ownership and operation of its business is and has been in material compliance with all Environmental Laws. To its knowledge, the Company has obtained all approvals necessary or required under all applicable Environmental Laws for the ownership and operation of its business, all such approvals are in effect, the Company has received no written notice of any action to revoke or modify any of such approvals, and the ownership and operation of its business is and has been in material compliance with all terms and conditions thereof. The Company has received no written notice of any pending, or Threatened, claim or investigation by any Governmental Authority or any other Person concerning the Company's potential liability under Environmental Laws in connection with the ownership or operation of its business. There has not been a Release of any Hazardous Substance at, upon, in, from or under any premises now or previously owned or occupied by the Company or upon which its assets are or were located at any time during the Company's ownership and/or occupancy thereof. None of the Real Property has been or is used as a treatment, storage or disposal facility for Hazardous Substances; and no Hazardous Substances are present on any of the Real Property except in such quantities as are handled in material compliance with all applicable manufacturer's instructions and in material compliance with all applicable Environmental Laws and as are used in the operation of the Company's business.

        (b) The Company has (i) provided or made available to Veeco all test results, records, notices, disclosures and reports in the Company's possession or control with respect to the Real Property and any real property previously owned or occupied by the Company or any of its Subsidiaries, including all correspondence with any Governmental Authority as described in Schedule 3.18(b), concerning any and all past and/or present health, safety and/or environmental issues or concerns and (ii) made all disclosures, including notice of a Release or Threatened Release of a Hazardous Substance, required under any Environmental Law.

        (c) Except as set forth in Schedule 3.18(c), the Company has not received written notice, or otherwise obtained knowledge, of the existence of any circumstances or conditions that have a reasonable likelihood of resulting in any Damages arising pursuant to any Environmental Law.

    3.19 LABOR RELATIONS. To its knowledge, neither the Company nor any of its Subsidiaries is conducting its business in violation of any applicable Laws relating to employment or labor, including, without limitation, those Laws relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity and the payment and withholding of Taxes. Except as set forth in Schedule 3.19, no union or other collective bargaining unit has been certified as representing any of the employees of the Company or its Subsidiaries nor has the Company agreed to recognize any union or other collective bargaining unit. Except as set forth in
Schedule 3.19, there are no labor disputes pending or to the knowledge of the Company and each of its Subsidiaries, Threatened, involving strikes, work stoppages, slowdowns or lockouts. There are no grievance proceedings or claims of unfair labor practices filed or, to the knowledge of the Company, Threatened to be filed with the National Labor Relations Board against the Company or any of its Subsidiaries. To the knowledge of the Company, there is no union representation or organizing effort pending or Threatened against the Company or any of its Subsidiaries.

    3.20 OFFICERS AND EMPLOYEES. The Company has previously delivered or made available to Veeco and Acquisition a true and complete list of the names and current salaries of all the employees of the Company. Except as disclosed in
Schedule 3.20 or Schedule 3.09, there is no employment agreement, employee benefit or incentive compensation plan or program or severance policy or program to which the Company is a party (i) that is or could, pursuant to its terms, be triggered or accelerated by reason of or in connection with the execution of this Merger Agreement or the consummation of the transactions contemplated by this Merger Agreement or (ii) which contains "change in control" provisions pursuant to which the payment, vesting or funding of compensation or benefits is triggered or accelerated by reason of or in connection with the execution of or consummation of the transactions contemplated by this Merger Agreement. Except as set forth in Schedule 3.20, no employee whose annual salary is in excess of $50,000 (exclusive of bonus) has given notice to the Company or any Affiliate to cancel or otherwise terminate such person's relationship with the Company.

    3.21 INSURANCE. Schedule 3.21 contains a complete list of all of the Company's policies of insurance in effect as of the date hereof. The insurance policies to which the Company is a party provide, in the reasonable judgment of the Company's management, adequate insurance coverage for the assets and operations of the Company in light of present insurance market conditions. All of such policies are in full force and effect, and there is no default (beyond any applicable grace or cure period) with respect to any provision contained in any such policy, nor has there been any failure to give any notice or present any claim under any liability policy in a timely fashion or in the manner or detail required by such liability policy. The Company has delivered or made available copies of all such policies to Veeco. There are no outstanding unpaid premiums or claims, and no retroactive or retrospective premium adjustments with respect to such policies, and no notice of cancellation or nonrenewal has been received by the Company with respect to, or disallowance of any claim under, any such policy.

    3.22 BROKERS AND FINDERS. No broker, finder, agent or similar intermediary has acted on the Company's behalf in connection with this Merger Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any Contract with the Company or any action taken by the Company.

    3.23 BANKING RELATIONSHIPS. Schedule 3.23 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company has a banking relationship. At the Closing, the Company will deliver to Veeco copies of all records in its possession, including all signatures or authorization cards, pertaining to such safe deposit boxes and bank accounts.

    3.24  TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.  Except as set forth in
Schedule 3.24 and except for salary, benefits, other compensation and expense reimbursement payable in the ordinary course and consistent with past practices, there are no amounts in excess of $1,000 owing from the Company to any present or former shareholder or Affiliate of the Company, nor are there any amounts in excess of $1,000 owing from any such Person to the Company, nor are there currently pending any transactions between the Company and any such Person, nor since December 31, 1996 have there been any transactions between the Company and any such Person.

    3.25 ACCOUNTS RECEIVABLE. Except as set forth in Schedule 3.25, the accounts receivable of the Company (a) are bona fide accounts receivable created in the ordinary and usual course of business in connection with bona fide transactions and consistent with past practice, (b) are current, and (c) have been properly accrued in accordance with GAAP consistently applied and any reserves or allowances for doubtful accounts have been properly accrued in accordance with GAAP consistently applied.

    3.26 INVENTORY. All the inventories of the Company are suitable, useable and saleable in the ordinary course of business consistent with past practices, except to the extent of normal obsolescence or to the extent written down or reserved against. The inventories stated in the December 31, 1996 balance sheet have been stated in accordance with GAAP consistently applied. The Company does not know of any adverse condition affecting a material source of materials available to the Company.

    3.27 ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Company set forth in this Merger Agreement and in any agreement, certificate or other document delivered or given to Veeco or Acquisition by the Company pursuant to this Merger Agreement will be true and correct at the Closing Date with the same force and effect as if made on that date.

    3.28 DISCLOSURE SCHEDULES. The disclosure in any Schedule to this Agreement provided by the Company of any exception to a representation or warranty by the Company shall constitute disclosure of such exception for all other representations and warranties of the Company under this Agreement with respect to which it is apparent that such disclosure relates, regardless of the part of this Agreement in which it is set forth.

    3.29 KNOWLEDGE OF BREACH. The Stockholders shall not be liable (pursuant to Article VIII or otherwise) for breaches of representations or warranties of the Company and/or the Stockholders set forth in this Agreement or in any certificate, schedule or other document delivered by the Company in connection with the transactions contemplated hereby, if and to the extent that (i) (x) Veeco or Acquisition had knowledge of such breaches prior to the Effective Time and Veeco consummated the transactions contemplated hereby and (y) the estimated amount of Damages arising from all such breaches is less than $500,000, or (ii) Veeco or Acquisition had knowledge of such breaches prior to the date the Proxy Statement is first mailed to Veeco's stockholders; provided, however, that the limitations on the Stockholders' liability set forth in this Section 3.29 shall not apply to the extent the Company had knowledge of such breaches and failed to disclose them to Veeco and Acquisition as they become aware of this (unless such knowledge was solely based on a notification from Veeco or Acquisition).

    3.30 POOLING OF INTERESTS. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of their respective directors, officers or stockholders has taken any action which would interfere with Veeco's ability to account for the Merger as a pooling of interests.

    3.31 NO DISPOSITION. None of the Stockholders has any plan or intention to sell, exchange, or otherwise dispose of a number of shares of Veeco Shares received in the Merger that would reduce such Stockholder's ownership of Veeco Shares to a number of shares having a value, as of the Effective Time, of less than 80 percent of the value of all of the formerly outstanding stock of the Company held by such Stockholder as of the Effective Time. For purposes of this representation, shares of Company stock surrendered by dissenters or exchanged for cash in lieu of fractional shares of Veeco Shares will be treated as outstanding Company stock as of the Effective Time and shares of Company stock and Veeco Shares held by the Stockholders and otherwise sold, redeemed or disposed of prior or subsequent to the Merger are considered in making this representation.

    3.32 SOLVENCY. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Internal Revenue Code of 1986 and the fair market value of the assets of the Company will, as of the Effective Time, exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

          IV. REPRESENTATIONS AND WARRANTIES OF VEECO AND ACQUISITION.

    Veeco and Acquisition hereby jointly and severally represent and warrant to the Company as follows:

    4.01 ORGANIZATION OF THE COMPANY. (a) Each of Veeco and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified or licensed as a foreign corporation to do business in each other jurisdiction where the failure to so qualify would have a Material Adverse Effect upon its business or operations. The jurisdictions in which Veeco and Acquisition are so qualified to do business as a foreign corporation are set forth in Schedule 4.01. Each of Veeco and Acquisition has all requisite corporate power to own, operate and lease its assets and to carry on its business as now being conducted. Each of Veeco and Acquisition has delivered to the Company correct and complete copies of its Certificate of Incorporation and By-Laws as in effect on the date hereof.

        (b) Each of Veeco and Acquisition has full corporate power and authority to execute, deliver and perform this Merger Agreement and, in the case of Acquisition, the Certificates of Merger, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Merger Agreement, the Certificates of Merger and all other documents and agreements to be delivered pursuant hereto and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of both Veeco and Acquisition. Prior to the Closing, the execution, delivery and performance of this Merger Agreement, the Certificates of Merger and all other documents and agreements to be delivered pursuant hereto and the consummation of the transactions contemplated hereby will be duly and validly authorized by the stockholders of both Veeco and Acquisition and no other corporate proceedings on the part of Veeco or Acquisition are necessary to authorize this Merger Agreement, the Certificates of Merger and any related documents or agreements or to consummate the transactions contemplated hereby. As of the Closing, no stockholder of Veeco or Acquisition will have any rights to dissent under applicable law. This Merger Agreement has been duly and validly executed and delivered by both Veeco and Acquisition, and the Certificates of Merger when executed at the Closing will be duly and validly executed and delivered by Acquisition. This Merger Agreement constitutes a legal, valid and binding agreement of both Veeco and Acquisition enforceable in accordance with its terms.

    4.02 CAPITALIZATION. (a) The authorized capital stock of Veeco consists of 9,500,000 Veeco Shares, of which 5,871,959 are issued and outstanding as of the date hereof and 500,000 shares of preferred stock, none of which are outstanding. All of the outstanding Veeco Shares have been duly authorized and validly issued and are fully paid and nonassessable and were issued in conformity with applicable laws.

        (b) As of the date hereof, 650,383 Veeco Shares are issuable upon the exercise of options granted under the Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan and under the Amended and Restated Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors (the "Veeco Options"). Except for the Veeco Options, there are no outstanding Equity Securities or other obligations to issue or grant any rights to acquire, any Equity Securities of Veeco, or any Contracts to restructure or recapitalize Veeco. There are no outstanding Contracts of Veeco to repurchase, redeem or otherwise acquire any Equity Securities of Veeco.

    4.03 NON-CONTRAVENTION. The execution, delivery and performance by the Company of this Merger Agreement and the consummation of the transactions contemplated hereby will not (a) violate any provision of the Certificate of Incorporation or By-Laws of Veeco or Acquisition, (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Lien upon any property or assets of Veeco or Acquisition under, any Contract to which Veeco or Acquisition is a party or by which any of their property or assets are bound, or to which any of the property or assets of Veeco or Acquisition is subject, except for Contracts wherein the other party thereto has consented to the consummation of this transaction or (c) violate any Law applicable to Veeco or Acquisition.

    4.04 REPORTS. Veeco has furnished to the Company a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filings filed with the SEC by Veeco or Acquisition since January 1, 1996, and, prior to the Effective Time, Veeco will have furnished the Company with true and complete copies of any additional documents filed with the SEC by Veeco or Acquisition prior to the Effective Time (collectively, the "Veeco SEC Documents"). All documents required to be filed as exhibits to the Veeco SEC Documents have been so filed. All Veeco SEC Documents were filed as and when required by the Exchange Act or the Securities Act, as applicable. The Veeco SEC Documents include all documents required to be filed by Veeco and/or Acquisition pursuant to the Exchange Act and the Securities Act. As of their respective filing dates, the Veeco SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable, and none of the Veeco SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Veeco SEC Document. The financial statements of Veeco, including the notes thereto, included in the Veeco SEC Documents (the "Veeco Financial Statements"), complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The Veeco Financial Statements fairly present the consolidated financial condition and operating results of Veeco and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments and additional footnote disclosures). There has been no material change in Veeco accounting policies except as described in the notes to the Veeco Financial Statements. At all times since January 1, 1996 Veeco has (i) filed as and when due all documents required to be filed with NASDAQ, and (ii) otherwise timely performed all of Veeco's obligations pursuant to the rules and regulations of NASDAQ.

    4.05 ABSENCE OF CERTAIN CHANGES. Since December 31, 1996 (the "Veeco Balance Sheet Date"), Veeco has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to Veeco;
(ii) except as listed on Schedule 4.05, any acquisition, sale or transfer of any material asset of Veeco or any of its subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Veeco or any revaluation by Veeco of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Veeco, or any direct or indirect redemption, purchase or other acquisition by Veeco of any of its shares of capital stock; (v) except as listed on Schedule 4.05, any material contract entered into by Veeco, other than in the ordinary course of business and as provided to the Company, or any material amendment or termination of, or default under, any material contract to which Veeco is a party or by which it is bound; or (vi) any agreement by Veeco or any of its subsidiaries to do any of the things described in the preceding clauses (i) through (v) (other than negotiations with the Company and its representatives regarding the transactions contemplated by this Agreement).

    4.06 NO UNDISCLOSED LIABILITIES. Veeco has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than those (i) set forth or adequately provided for in the Balance Sheet included in Veeco's Annual Report on Form 10-K for the period ended December 31, 1996 (the "Veeco Balance Sheet"), (ii) not required to be set forth on the Veeco Balance Sheet under GAAP, or (iii) incurred in the ordinary course of business since the Veeco Balance Sheet Date and consistent with past practice.

    4.07 LITIGATION. Except as disclosed in Veeco's Annual Report on Form 10-K for fiscal year ended December 31, 1996, (i) there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Veeco or any of its subsidiaries, Threatened against Veeco or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Veeco, and
(ii) there is no judgment, decree or order against Veeco or any of its subsidiaries or, to the knowledge of Veeco or any of its subsidiaries, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Veeco.

    4.08 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no material agreement, judgment, injunction, order or decree binding upon Veeco or any of its subsidiaries which has or reasonably could be expected to have the effect of prohibiting or materially impairing any current or future business practice of Veeco or any of its subsidiaries, any acquisition of property by Veeco or any of its subsidiaries or the conduct of business by Veeco or any of its subsidiaries as currently conducted or as proposed to be conducted by Veeco or any of its subsidiaries.

    4.09 GOVERNMENTAL AUTHORIZATION. Veeco and each of its subsidiaries have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Veeco or any of its subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Veeco's or any of its subsidiaries' business or the holding of any such interest ((i) and (ii) herein collectively called "Veeco Authorizations"), and all of such Veeco Authorizations are in full force and effect, except where the failure to obtain or have any of such Veeco Authorizations could not reasonably be expected to have a Material Adverse Effect on Veeco.

    4.10 COMPLIANCE WITH LAWS. Each of Veeco and its subsidiaries has complied with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Veeco.

    4.11 POOLING OF INTERESTS. Neither Veeco nor any of its subsidiaries nor, to the knowledge of Veeco, any of their respective directors, officers or stockholders has taken any action which would interfere with Veeco's ability to account for the Merger as a pooling of interests.

    4.12 BROKERS AND FINDERS. Except for those Persons ("Veeco's Brokers") previously disclosed to the Company or its agents or representatives, no broker, finder, agent or similar intermediary has acted on Veeco's or Acquisition's behalf in connection with this Merger Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any Contract with Veeco or Acquisition or any action taken by Veeco or Acquisition. Veeco shall pay all fees and disbursements of Veeco's Brokers.

                                 V. COVENANTS.

    5.01 ACCESS. Between the date hereof and the Closing Date, the Company shall, and shall cause its Subsidiaries to, provide Veeco, Acquisition and each of their authorized employees, agents, officers and representatives with reasonable access to the properties, books, records, Tax Returns, contracts, information, documents and personnel of the Company as they relate to the Company's business as Veeco or Acquisition may reasonably request for the purpose of making such investigation of the business properties, financial condition and results of operations of the Company's business as they may deem appropriate or necessary.

    5.02 BUSINESS ORGANIZATION. Between the date hereof and the Closing Date, the Company shall:

        (a) conduct its business only in the ordinary course of business;

        (b) use its reasonable efforts consistent with past practice to preserve intact its current business organization, keep available the services of its current officers, employees, and agents, and maintain the relations and good will with its suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with it;

        (c) confer with Veeco concerning operational matters of a material nature; and

        (d) otherwise report periodically to Veeco concerning the status of its business, operations and finances.

    5.03  CONDUCT OF THE BUSINESS OF THE COMPANY PENDING THE CLOSING
DATE. Except as otherwise expressly permitted by this Merger Agreement, between the date hereof and the Closing Date, the Company shall not, without the prior consent of Veeco, take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Section 3.13 is reasonably likely to occur.

    5.04 CONDUCT OF BUSINESS OF THE COMPANY AND VEECO. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, each of the Company and Veeco agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other), to carry on its and its subsidiaries' business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay and to cause its subsidiaries to pay debts and Taxes when due subject (i) to good faith disputes over such debts or taxes and
(ii) in the case of Taxes of the Company or any of its subsidiaries, to Veeco's consent (which consent will not be unreasonably withheld or delayed) to the filing of material Tax Returns if applicable, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its and its subsidiaries' present business organizations, use its best efforts consistent with past practice to keep available the services of its and its subsidiaries' present officers and key employees and use its best efforts consistent with past practice to preserve its and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its subsidiaries, to the end that its and its subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time. Each of the Company and Veeco agrees to promptly notify the other of any event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event which could have a Material Adverse Effect. Without limiting the foregoing, except as expressly contemplated by this Agreement, neither the Company nor Veeco shall do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of the other:

        (a) CHARTER DOCUMENTS. Subject, in the case of Veeco, to the matters contemplated by the Proxy Statement in connection with the Annual Meeting of Stockholders to be held on May 15, 1997, cause or permit any amendments to its Certificate of Incorporation or Bylaws;

        (b) ISSUANCE OF SECURITIES. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement; provided, however, that Veeco may, in the ordinary course of business consistent with past practice, grant options for the purchase of Veeco Shares under the Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan.

        (c) DIVIDENDS; CHANGES IN CAPITAL STOCK. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries;

        (d) STOCK OPTION PLANS, ETC. Subject, in the case of Veeco, to the matters contemplated by the Proxy Statement in connection with the Annual Meeting of Stockholders to be held on May 15, 1997, accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its employee stock plans or director stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans.

        (e) POOLING. Take any action, which would interfere with Veeco's ability to account for the Merger as a pooling of interests; or

        (f) OTHER. Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.04(a) through (e) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

    5.05 CONSENTS. The Company, Veeco and Acquisition shall cooperate and use their respective best efforts to obtain, prior to the Effective Time, all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to the Material Contracts as are necessary for consummation of the transactions contemplated by this Merger Agreement and for the Surviving Corporation to enjoy all rights under such Material Contracts after the consummation of the transactions contemplated by this Merger Agreement.

    5.06 ENVIRONMENTAL TRANSFER LAWS. The Company shall comply in a timely fashion with the material requirements of all Environmental Laws applicable to the transfer of its business and any licenses associated with the operation of the business. The Company shall complete all necessary disclosure statements required by Environmental Laws applicable to the transfer of its business and provide the statements to Veeco prior to Closing, all in proper form for appropriate recordation and filing, except for actions or failures to take action which could not reasonably be expected to have a Material Adverse Effect on the Company.

    5.07 TAX MATTERS. Between the date hereof and the Closing Date, the Company and each of its Subsidiaries and Veeco and each of its Subsidiaries shall file or cause to be filed on a timely basis all Tax Returns that are required to be filed by each of them pursuant to the Laws of each Governmental Authority with taxing power over the Company and each of its Subsidiaries and each of their respective assets and businesses. Each of such Tax Returns will be true, correct and complete in all material respects when filed. The Company and each of its Subsidiaries shall not make any election or file any amended Tax Return reflecting any position that could result in a material adverse Tax consequence to Veeco or Acquisition for any period beginning on or after the Effective Time. All transfer, documentary, gross receipts, sales, use and property gains Taxes, and liabilities similar in nature, imposed or payable on the sale or transfer of the Company's business pursuant to this Merger Agreement or the consummation of any of the transactions contemplated hereby shall be paid by the Company. The Company shall timely file all required transfer Tax Returns and/or notices of the transfer of the Company's business with the appropriate Governmental Authority. Veeco shall cooperate with the Company, which cooperation shall include, without limitation, providing information and executing and delivering documents, in connection with the Company's obligations under this Section.

    5.08 NOTICE OF BREACH; DISCLOSURE. Each party shall promptly notify the other of (i) any event, condition or circumstance of which such party becomes aware occurring from the date hereof to the Closing Date that would constitute a violation or breach of this Merger Agreement (or a breach of any representation or warranty contained herein) or, if the same were to continue to exist as of the Closing Date, would constitute the non-satisfaction of any of the conditions set forth in Article VI or VII, as the case may be or (ii) any event, occurrence, transaction, or other item of which such party becomes aware which would have been required to have been disclosed on any schedule or statement delivered hereunder had such event, occurrence, transaction or item existed as of the date hereof.

    5.09 PAYMENT OF INDEBTEDNESS BY AFFILIATES. The Company shall cause all indebtedness owed to the Company by any Affiliate (other than wholly-owned Subsidiaries) to be paid in full prior to Closing.

    5.10 NO NEGOTIATION. Until such time, if any, as this Merger Agreement is terminated pursuant to Section 9.01, the Company shall not solicit or entertain offers from, negotiate with, or in any manner discuss, encourage, recommend or agree to any proposal of, any other potential buyer or buyers of all or any substantial portion of the Company's business or any Equity Interest in the Company and any such offers received by the Company shall promptly be rejected in writing. The Company shall promptly inform Veeco and Acquisition of any contact with any third party relating to the subject matter set forth above.

    5.11 STOCKHOLDER APPROVALS. (a) Prior to the Closing, the Company shall call and hold a meeting of stockholders for the purpose of approving the execution, delivery and performance of this Merger Agreement and all other documents and agreements to be delivered pursuant hereto and the consummation of the transactions contemplated hereby in accordance with the ABCA.

        (b) Veeco shall cause a special meeting of its stockholders (the "VEECO STOCKHOLDER MEETING") to be duly called and held as soon as reasonably practicable after the date hereof for the purpose of approving this Merger Agreement, the Merger and all actions contemplated hereby. Subject to their fiduciary duties under applicable law, the Board of Directors of Veeco will recommend that Veeco's stockholders approve the Merger and the adoption of the Merger Agreement. The Proxy Statement referred to below shall contain such recommendation. Subject to fiduciary obligations under applicable law, the Board of Directors of Veeco shall use its best efforts to solicit from stockholders of Veeco proxies in favor of the Merger and for the approval and adoption of this Merger Agreement and shall take all other action in its judgment necessary to secure the vote or consent of the stockholders required by the DGCL to effect the Merger.

        (c) As promptly as practicable after the date hereof, Veeco shall prepare, file with the Commission under the Exchange Act and use all reasonable efforts to have cleared by the Commission and mailed to its stockholders, a proxy (the "PROXY STATEMENT"), with respect to the Veeco Stockholder Meeting, the form and content of which shall be subject to the Company's reasonable approval. The term "Proxy Statement" shall mean such proxy statement at the time it initially is mailed to Veeco's stockholders and all amendments or supplements thereto. The information provided and to be provided by the Company, Veeco and Acquisition, respectively, for use in the Proxy Statement, on the date the Proxy Statement is first mailed to Veeco's stockholders and on the date of the Veeco Stockholder Meeting shall be true and correct in all material respects and shall not, on such dates, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such information not misleading, and the Company, Veeco and Acquisition each agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading in any material respect and take all steps necessary to cause such corrected information to be filed with the Commission and disseminated to the stockholders of Veeco, in each case as and to the extent required by applicable federal securities laws. The Proxy Statement shall comply as to form in all material respect with all applicable requirements of federal securities laws.

    5.12 STOCK OPTIONS. At or prior to the Effective Time, the Board of Directors of the Company shall terminate the Company Stock Option Plan, effective upon consummation of the Merger, and all outstanding options not theretofore exercised will be treated as provided in Section 2.05 hereof. The Company shall not grant any additional options under the Company Stock Option Plan. The Company shall take all actions necessary under the Company Stock Option Plan to effect the foregoing.

    5.13 ELECTION AS A DIRECTOR. At or prior to the Closing, Veeco shall use its reasonable efforts to cause James Wyant to be elected as a member of the Board of Directors of Veeco.

    5.14 FIRPTA. The Company shall, prior to the Closing Date, provide Veeco with a properly executed FIRPTA Notification Letter, substantially in the form of EXHIBIT B attached hereto, which states that shares of capital stock of the Company do not constitute "United States real property interest" under Section 897(c) of the Code, for purposes of satisfying Veeco's obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, the Company shall have provided to Veeco, as agent for the Company, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) and substantially in the form of EXHIBIT B annexed hereto along with written authorization for Veeco to deliver such form of notice to the Internal Revenue Service on behalf of the Company upon the Closing of the Merger.

    5.15 BLUE SKY LAWS. Veeco shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Veeco Shares in connection with the Merger. The Company shall use its reasonable efforts to assist Veeco as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Veeco Shares in connection with the Merger.

    5.16 LISTING OF ADDITIONAL SHARES; S-8 REGISTRATION. Prior to the Effective Time, Veeco shall file with NASDAQ a Notification Form for Listing of Additional Shares with respect to the Merger Consideration. As promptly as practicable after the Closing Date, Veeco shall file a registration statement on Form S-8 under the Securities Act relating to the Veeco Shares to be issued upon the exercise of options received in accordance with Section 2.05(d) hereof and shall use its best efforts to cause such registration statement to become effective.

    5.17 AFFILIATE AGREEMENTS. (a) Schedule 5.17(a) sets forth those Persons who are directors or executive officers holding shares of, or who the Company believes may otherwise be deemed to be "Affiliates" of, the Company (collectively, the "WYKO AFFILIATES"). The Company shall provide Veeco such information and documents as Veeco shall reasonably request for purposes of reviewing such list. The Company shall use its best efforts to deliver or cause to be delivered to Veeco on or before May 5, 1997 (and in each case prior to the Effective Time) from each of the Wyko Affiliates, an executed Affiliate Agreement substantially in the form of EXHIBIT C-1 annexed hereto. Veeco and Acquisition shall be entitled to place appropriate legends on the certificates evidencing any Veeco Shares to be received by such Wyko Affiliates pursuant to the terms of this Merger Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Veeco Shares, consistent with the terms of such Affiliates Agreements.

        (b) Schedule 5.17(b) sets forth those Persons who are directors or executive officers holding shares of, or who Veeco believes may otherwise be deemed to be "Affiliates" of, Veeco (collectively, the "Veeco Affiliates"). Veeco shall provide the Company such information and documents as the Company shall reasonably request for purposes of reviewing such list. Veeco shall use its reasonable efforts to deliver or cause to be delivered to the Company on or before May 5, 1997 (and in each case prior to the Effective Time) from each of the Veeco Affiliates, an executed Affiliate Agreement substantially in the form of EXHIBIT C-2 annexed hereto.

    5.18 ADDITIONAL AGREEMENTS. Subject to the terms and conditions provided in this Agreement, each of Veeco, Acquisition and the Company shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement, (including the satisfaction of the conditions contained in Articles VI and VII hereof as required thereby).

VI. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF VEECO AND ACQUISITION.

    The obligation of Veeco and Acquisition to enter into and complete the Closing is conditioned upon the satisfaction or waiver in writing by Veeco (on behalf of Veeco and Acquisition), on or before the Closing Date, of the following conditions:

    6.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company contained in this Merger Agreement, the Schedules or Exhibits hereto or in any certificate or document delivered to Veeco and Acquisition by the Company in connection with the transactions contemplated by this Merger Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties were made on such date.

    6.02 PERFORMANCE OF COVENANTS. The Company shall have performed and complied in all material respects with all of the agreements, covenants and conditions required by this Merger Agreement to be performed and complied with by it prior to or on the Closing Date.

    6.03 LITIGATION. No investigation, suit, action or other proceeding, or injunction or final judgment relating thereto shall be Threatened or pending on the Closing Date before any court or Governmental Authority in which it is sought to restrain or prohibit or to obtain Damages or other relief in connection with this Merger Agreement or the consummation of the transactions contemplated hereby.

    6.04 OPTIONS. Except as otherwise provided herein, Veeco shall be reasonably satisfied that no holder of Options will have any right to acquire any interest in the Company, Acquisition or Veeco after the Effective Time.

    6.05 CONSENTS AND APPROVALS. All licenses and other consents or approvals of Governmental Authorities and the consents of the parties to any Material Contracts referred to in Section 5.04 shall have been obtained.

    6.06 FAIRNESS OPINION. On or prior to the date on which the Proxy Statement is first mailed to stockholders of Veeco, the board of directors of Veeco shall have received the written opinion of Montgomery Securities, financial advisor to Veeco, in form and substance reasonably satisfactory to Veeco, to the effect that the transactions contemplated by this Merger Agreement, including the consideration to be paid to the stockholders pursuant to Section 2.05(a) hereof are fair from a financial point of view to the stockholders of Veeco (the "FAIRNESS OPINION").

    6.07 ACCOUNTING OPINION. On or prior to the date on which the Proxy Statement is first mailed to stockholders of Veeco, the board of directors of Veeco shall have received the written opinion of Ernst & Young LLP, dated the date of the mailing, the form and substance reasonably satisfactory to Veeco, to the effect that the Merger may be accounted for as a "pooling of interests" transaction.

    6.08 APPRAISALS. No holder of Common Stock outstanding immediately prior to the Effective Time shall have validly elected, pursuant to Arizona law, to demand appraisal of their Common Stock.

    6.09 MATERIAL CHANGES. There shall not have been any material adverse change in the assets, properties, condition (financial or otherwise), prospects or results of operations of the Company's business from the date hereof to the Closing Date, nor shall there exist any condition which could reasonably be expected to result in such a material adverse change.

    6.10 STOCKHOLDER APPROVAL. This Merger Agreement and the Merger contemplated hereby shall have been approved and adopted by (i) the requisite vote of the stockholders of Veeco entitled to vote thereon at the Veeco Stockholder Meeting and (ii) the requisite vote of the stockholders of the Company entitled to vote thereon.

    6.11 DUE DILIGENCE REVIEW. Veeco shall be reasonably satisfied with its due diligence review of the Company's assets, liabilities, business, Contracts, financial statement and information, cash flow and prospects which condition shall be deemed fulfilled unless written notice is given to the Company by Veeco on or prior to the date on which the Proxy Statement is first mailed to stockholders of Veeco.

    6.12 DELIVERY OF DOCUMENTS. There shall have been delivered to Veeco and Acquisition the following:

        (i) a certificate of the Company, dated the Closing Date, signed by its Chief Executive Officer, to the effect that the conditions specified in Sections 6.01 and 6.02 have been fulfilled;

        (ii) a certificate of the Secretary of the Company certifying copies of
    (x) the Certificate of Incorporation and By-Laws of the Company; (y) all requisite corporate resolutions of the Company approving the execution and delivery of this Merger Agreement and the consummation of the transactions contemplated herein; and (z) the identification and signature of each officer of the Company executing this Merger Agreement; and

       (iii) a certificate of the Secretary of the Company certifying the vote of the stockholders of the Company at the meeting regarding the Merger.

    6.13 LEGAL OPINIONS. Veeco and Acquisition shall have received an opinion of Morrison & Foerster, LLP, counsel to the Company, reasonably satisfactory to Veeco, Acquisition and their counsel addressed to Veeco and Acquisition and dated the Closing Date. In delivering such opinion, Morrison & Foerster may rely on Arizona counsel reasonably satisfactory to Veeco and Acquisition with respect to corporate governance matters with respect to the Company.

    6.14 AFFILIATE AGREEMENTS. Veeco shall have received on or before May 5, 1997 from each of the Affiliates of the Company an executed Affiliate Agreement substantially in the form of Exhibit C-1 annexed hereto.

    6.15 TAX OPINION. Veeco shall have received a written opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP, in form and substance reasonably satisfactory to Veeco, dated on or about the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and Veeco, Acquisition and the Company will each be a party to a reorganization within the meaning of Section 368(b) of the Code. In rendering this opinion, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of Veeco, Acquisition, the Company and certain Stockholders.

    6.16 CERTIFICATES OF MERGER. Prior to the Effective Time, each of the Certificates of Merger shall be accepted for filing with the Arizona Corporation Commission and the Secretary of State of the State of Delaware, as applicable.

VII. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY.

    The Company's obligation to enter into and complete the Closing is conditioned upon the satisfaction or waiver in writing by the Company, on or before the Closing Date, of all of the following conditions:

    7.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Veeco and Acquisition contained in this Merger Agreement, the Schedules or Exhibits hereto or in any certificate or document delivered to the Company by Veeco and Acquisition in connection with the transactions contemplated by this Merger Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties were made on such date.

    7.02 PERFORMANCE OF COVENANTS. Each of Veeco and Acquisition shall have performed and complied in all material respects with all of the agreements, covenants and conditions required by this Merger Agreement to be performed and complied with by it prior to or on the Closing Date.

    7.03 LITIGATION. No investigation, suit, action or other proceeding, or injunction or final judgment relating thereto directly or indirectly shall be Threatened or pending on the Closing Date before any court or Governmental Authority in which it is sought to restrain or prohibit or to obtain Damages or other relief in connection with this Merger Agreement or the consummation of the transactions contemplated hereby.

    7.04 CONSENTS AND APPROVALS. All licenses and other consents or approvals of Governmental Authorities and the consents of the parties to any Material Contracts referred to in Section 6.05 shall have been obtained.

    7.05 ACCOUNTING OPINION. On or prior to the date on which the Proxy Statement is first mailed to stockholders of Veeco, the board of directors of Veeco shall have received the written opinion of Ernst & Young LLP, dated the date of the mailing, the form and substance reasonably satisfactory to the Company, to the effect that the Merger may be accounted for as a "pooling of interests" transaction.

    7.06 MATERIAL CHANGES. There shall not have been any material adverse change in the assets, properties, condition (financial or otherwise), prospects or results of operations of Veeco's business from the date hereof to the Closing Date, nor shall there exist any condition which could reasonably be expected to result in such a material adverse change.

    7.07 STOCKHOLDER APPROVAL. This Merger Agreement and the Merger contemplated hereby shall have been approved and adopted by (i) the requisite vote of the stockholders of Veeco entitled to vote thereon at the Veeco Stockholders Meeting and (ii) the requisite vote of the stockholders of the Company entitled to vote thereon.

    7.08 DUE DILIGENCE REVIEW. The Company shall be reasonably satisfied with its due diligence review of Veeco's assets, liabilities, business, Contracts, financial statement and information, cash flow and prospects which condition shall be deemed fulfilled unless written notice is given to Veeco by the Company on or prior to the date on which the Proxy Statement is first mailed to stockholders of Veeco.

    7.09 DELIVERY OF DOCUMENTS. There shall have been delivered to the Company the following:

        (i) Certificates of Veeco and Acquisition, dated the Closing Date, signed by the respective Chief Executive Officers of Veeco and Acquisition to the effect that the conditions specified in Sections 7.01 and 7.02 have been fulfilled;

        (ii) a certificate of the Secretary of each of Veeco and Acquisition certifying copies of (x) the Certificate of Incorporation and By-Laws of each of Veeco and Acquisition; (y) all requisite corporate resolutions of each of Veeco and Acquisition approving the execution and delivery of this Merger Agreement and the consummation of the transactions contemplated herein; and (z) the identification and signature of each officer of Veeco and Acquisition executing this Merger Agreement;

       (iii) a certificate of the Secretary of Veeco certifying the vote of the stockholders of Veeco at the Veeco Stockholder Meeting regarding the Merger; and

        (iv) a registration rights agreement substantially in the form of Exhibit D annexed hereto, duly executed by Veeco.

    7.10 AFFILIATE AGREEMENTS. The Company shall have received on or before May 5, 1997 from each of the Affiliates of Veeco an executed Affiliate Agreement substantially in the form of Exhibit C-2 annexed hereto.

    7.11 LEGAL OPINION. The Company shall have received an opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel to Veeco and Acquisition, reasonably satisfactory to the Company and its counsel addressed to the Company and dated the Closing Date.

    7.12 TAX OPINION. The Company shall have received a written opinion of Morrison & Foerster LLP, in form and substance reasonably satisfactory to the Company, dated on or about the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and Veeco, Acquisition and the Company will each be a party to a reorganization within the meaning of Section 368(b) of the Code. In rendering this opinion, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of Veeco, Acquisition, the Company and certain Stockholders.

    7.13 CERTIFICATES OF MERGER. Prior to the Effective Time, the Certificates of Merger shall be accepted for filing with the Arizona Corporation Commission and the Secretary of State of the State of Delaware, as applicable.

VIII. INDEMNIFICATION; REMEDIES.

    8.01 SURVIVAL. All representations, warranties and agreements contained in this Merger Agreement or in any certificate or other document delivered pursuant to this Merger Agreement shall survive the Closing or any termination of this Agreement for the time periods set forth herein; PROVIDED, that if the Closing occurs, the Company shall have no liability (for indemnification or otherwise) with respect to any representation or warranty, or agreement to be performed and complied with prior to the Closing unless on or before the date upon which the audited financial statements of Veeco and its subsidiaries for the fiscal year ended December 31, 1997 are issued (the "ISSUANCE DATE"), the Company is given notice asserting a claim with respect thereto and specifying the factual basis of that claim in reasonable detail to the extent then known by Veeco. If the Closing occurs, Veeco shall have no liability (for indemnification or otherwise) with respect to any representation or warranty, or agreement to be performed and complied with prior to the Closing, unless on or before the Issuance Date, Veeco is given notice of a claim with respect thereto and specifying the factual basis of that claim in reasonable detail to the extent known by the Company.

    8.02 INDEMNIFICATION BY THE STOCKHOLDERS. Each of the Stockholders shall jointly and severally indemnify and hold harmless Veeco, Acquisition and each of its respective agents, representatives, employees, officers, directors, stockholders, controlling persons and Affiliates (collectively, the "VEECO INDEMNITEES"), and shall reimburse the Veeco Indemnitees for, any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "DAMAGES") arising from or in connection with (a) any inaccuracy in any of the representations and warranties of the Company in this Merger Agreement or in any certificate or other document delivered by the Company pursuant to this Merger Agreement, (b) any failure of the Company to perform or comply with any agreement to be performed or complied with by it in this Merger Agreement, (c) any claim by any Person for brokerage or finder's fees or similar payments in connection with any of the transactions contemplated hereunder as the result of brokers, finders or investment bankers retained by the Company, (d) any claim by any direct or indirect holder or former holder of capital stock or warrants or other securities of the Company,
(e) Veeco's enforcement of the indemnification provisions contained herein. Notwithstanding the foregoing, the Company and the Indemnifying Stockholders shall have no liability to Veeco under clause (a) of this Section 8.02 until the aggregate amount of all Damages under such Section 8.02(a) exceeds $500,000 and then only for all such

Damages in excess of such amount. Notwithstanding the foregoing, the maximum liability of the Stockholders pursuant to this Section 8.02 shall not exceed the product of 275,000 Veeco Shares multiplied by the average of the closing bid prices on NASDAQ for one (1) Veeco Share for the twenty (20) trading days ending on the trading day immediately preceding the Closing Date; provided that the limitations set forth in this Section 8.02 shall not apply to any Stockholder to the extent of Damages arising from fraud on the part of such Stockholder.

    8.03 INDEMNIFICATION BY VEECO. Veeco shall indemnify and hold harmless the Stockholders (the "STOCKHOLDER INDEMNITEES") and shall reimburse the Stockholder Indemnitees for any Damages arising from or in connection with (a) any inaccuracy in any of the representations and warranties of Veeco or Acquisition in this Merger Agreement or in any certificate or other document delivered by Veeco or Acquisition pursuant to this Merger Agreement, (b) any failure by Veeco or Acquisition to perform or comply with any agreement to be performed or complied with by Veeco or Acquisition in this Merger Agreement, (c) any claim by any Person for brokerage or finder's fees or similar payments in connection with any of the transactions contemplated hereunder as the result of brokers, finders or investment bankers retained by Veeco, or (d) the Stockholder Indemnitees' enforcement of the indemnification provisions contained herein. Notwithstanding the foregoing, Veeco shall have no liability under clause (a) of this Section
8.03 until the aggregate amount of all Damages under such Section 8.03(a) exceeds $500,000 and then only for all such Damages in excess of such amount. Notwithstanding the foregoing, the maximum liability of the Stockholders pursuant to this Section 8.03 shall not exceed the product of 275,000 Veeco Shares multiplied by the average of the closing bid prices on NASDAQ for one (1) Veeco Share for the twenty (20) trading days ending on the trading day immediately preceding the Closing Date; provided that the limitations set forth in this Section 8.03 shall not apply to Veeco, to the extent of Damages arising from fraud on the part of Veeco.

    8.04 PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS. Promptly after receipt by an indemnified party under Section 8.02 or 8.03 of oral or written notice of a claim or the commencement of any proceeding against it, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give written notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such proceeding shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish (unless the indemnifying party is also a party to such proceeding and the indemnified party determines in good faith that joint representation would be inappropriate) to assume the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such Section for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case, subsequently incurred by such indemnified party in connection with the defense thereof. If an indemnifying party assumes the defense of such proceeding, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's reasonable consent unless (i) there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent. If notice is given to an indemnifying party of the commencement of any proceeding and it does not, within fifteen (15) business days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party. Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its Affiliates other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such proceeding, but the indemnifying party shall not be bound by any determination of a proceeding so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld). All indemnification obligations of the parties hereto shall survive any termination of this Agreement pursuant to Article IX hereof.

IX. TERMINATION.

    9.01 TERMINATION EVENTS. This Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time without prejudice to any other rights or remedies either party may have:

        (a) by mutual written consent, duly authorized by the Boards of Directors of Veeco, Acquisition and the Company;

        (b) by either Veeco and Acquisition or the Company if any Governmental Authority shall have issued an order, decree, injunction or judgment or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order or other action shall have become final and nonappealable;

        (c) by either Veeco and Acquisition or the Company if the Effective Time shall not have occurred on or before 5:00 p.m., Eastern Time, on September 30, 1997; provided that the right to terminate this Merger Agreement under this Section 9.01(c) shall not be available to any party whose failure to fulfill any obligation under this Merger Agreement has been the cause of, or results in, the failure of the Effective Time to have occurred within such period; or

        (d) by either Veeco and Acquisition or the Company by notice to the other if the satisfaction of any condition to the obligations of the terminating party has been rendered impossible.

    9.02 EFFECT OF TERMINATION. In the event this Merger Agreement is terminated pursuant to Section 9.01, all further obligations of the parties hereunder shall terminate, except that the obligations set forth in Article VIII and Section 10.01 shall survive. Each party's right of termination hereunder is in addition to any other rights it may have hereunder or otherwise and the exercise of a right of termination shall not be an election of remedies.

    9.03 AMENDMENT. To the extent permitted by applicable law, this Merger Agreement may be amended by action taken by or on behalf of the respective Boards of Directors of the Company and Veeco, at any time; provided, however, that, following approval by stockholders no amendment shall be made which under the ABCA or the DGCL would require the further approval of the stockholders without obtaining such approval. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties hereto.

X. MISCELLANEOUS.

    10.01 CONFIDENTIALITY. Between the date of this Merger Agreement and the Closing Date, each party will maintain in confidence, and cause its directors, officers, employees, agents and advisors to maintain in strict confidence, all written, oral or other information obtained from another party in connection with this Merger Agreement or the transactions contemplated hereby, including, without limitation, sources of supply, vendors, customers, costs, pricing practices, trade secrets and other Intellectual Property, salaries and wages, employee benefits, financial information, business plans, budgets, marketing plans and projections and all other proprietary information (collectively, the "CONFIDENTIAL INFORMATION"), unless (i) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby and the other party consents to such disclosure or (ii) the furnishing or use of such information is required by law. If the transactions contemplated by this Merger Agreement are not consummated, each party receiving another party's Confidential Information will return or, at the disclosing party's option, destroy all of such Confidential Information, including, but not limited to, all copies thereof and extracts therefrom and shall not use such Confidential Information in any manner which may be detrimental to the disclosing party or its Affiliates. Notwithstanding the foregoing, the Company may inform employees of the Company as they deem necessary or desirable of the existence of this Merger Agreement.

    10.02 EXPENSES. Except as expressly otherwise provided herein, each party shall bear its own expenses incurred in connection with the preparation, execution and performance of this Merger Agreement and the transaction contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants.

    10.03 PUBLIC ANNOUNCEMENTS. Subject to any requirement of applicable law, all public announcements or similar publicity with respect to this Merger Agreement or the transactions contemplated hereby shall be issued only with the consent of Veeco and the Company. Unless consented to by each party hereto in advance prior to the Closing, all parties hereto shall keep the provisions of this Merger Agreement strictly confidential and make no disclosure thereof to any Person, other than such party's respective legal and financial advisors, subject to the requirements of applicable law.

    10.04 SUCCESSORS. This Merger Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

    10.05 FURTHER ASSURANCES. Each of the parties hereto agrees that it will, from time to time after the date of this Merger Agreement, execute and deliver such other certificates, documents and instruments and take such other action as may be reasonably requested by the other party to carry out the actions and transactions contemplated by this Merger Agreement.

    10.06 WAIVER. Any provision of this Merger Agreement may be waived at any time by the party which is entitled to the benefits thereof. No such waiver shall be effective unless in writing and signed by the Company and Veeco.

    10.07 ENTIRE AGREEMENT. This Merger Agreement (together with the certificates, agreements, Exhibits, Schedules, instruments and other documents referred to herein) constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements, both written and oral, with respect to such subject matter.

    10.08 GOVERNING LAW. THIS MERGER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND PERFORMED IN SUCH STATE AND WITHOUT REGARD TO CONFLICTS OF LAW DOCTRINES EXCEPT TO THE EXTENT THAT CERTAIN MATTERS ARE PREEMPTED BY FEDERAL LAW OR ARE GOVERNED BY THE LAW OF THE JURISDICTION OF ORGANIZATION OF THE RESPECTIVE PARTIES.

    10.09 ASSIGNMENT. Neither Veeco, Acquisition nor the Company may assign this Merger Agreement to any other Person without the prior written consent of the other parties hereto.

    10.10 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) when transmitted by telecopy (receipt confirmed), (c) on the fifth business day following mailing by registered or certified mail (return receipt requested), or (d) on the next business day following deposit with an overnight delivery service of national reputation, to the parties at the following addresses and telecopy numbers (or at such other address or telecopy number for a party as may be specified by like notice):

       If to Veeco or Acquisition:

       Terminal Drive
       Plainview, New York 11803
       Attention: Edward H. Braun,
        Chairman, President and Chief Executive Officer
       Telephone: (516) 349-8300
       Telecopy: (516) 349-9079

       With a copy to:

       Kaye, Scholer, Fierman, Hays & Handler, LLP
       425 Park Avenue
       New York, New York 10022
       Attention: Rory A. Greiss, Esq.
       Telephone: (212) 836-8261
       Telecopy: (212) 836-7152

       If to the Company:

       2650 East Elvira Road
       Tucson, Arizona 85706
       Attention: James C. Wyant, President
       Telephone: (520) 741-1044
       Telecopy: (520) 294-1799

       With a copy to:

       Morrison & Foerster LLP
       755 Page Mill Road
       Palo Alto, California 94304
       Attention: Michael C. Phillips, Esq.
       Telephone: (415) 813-5620
       Telecopy: (415) 494-0792

    10.11 HEADINGS. The headings contained in this Merger Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement.

    10.12 COUNTERPARTS. This Merger Agreement may be executed in multiple counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

    10.13 EXHIBITS AND SCHEDULES. The Exhibits and Schedules to this Merger Agreement are incorporated by reference herein and are made a part hereof as if they were fully set forth herein.

    10.14 SEVERABILITY. The invalidity of any term or terms of this Merger Agreement shall not affect any other term of this Merger Agreement, which shall remain in full force and effect.

    10.15 NO THIRD-PARTY BENEFICIARIES. There are no third party beneficiaries of this Merger Agreement or of the transactions contemplated hereby and nothing contained herein shall be deemed to confer upon any one other than the parties hereto (and their permitted successors and assigns) any right to insist upon or to enforce the performance of any of the obligations contained herein.

    10.16 TIME OF THE ESSENCE. Time is of the essence with respect to the obligations of the parties hereunder.

    IN WITNESS WHEREOF, the parties have executed this Merger Agreement as of the date first above written.

                                VEECO INSTRUMENTS INC.

                                By:  /s/ EDWARD H. BRAUN
                                     -----------------------------------------
                                     Name:  Edward H. Braun
                                     Title:   Chairman, Chief Executive Officer
                                              and President

                                VEECO ACQUISITION CORP.

                                By:  /s/ EDWARD H. BRAUN
                                     -----------------------------------------
                                     Name:  Edward H. Braun
                                     Title:   President

                                WYKO CORPORATION

                                By:  /s/ JAMES C. WYANT
                                     -----------------------------------------
                                     Name:  James C. Wyant
                                     Title:   President

                                By:  /s/ ESTHER J. DAVENPORT
                                     -----------------------------------------
                                     Name:  Esther J. Davenport
                                     Title:   Executive Vice President

                                /s/ JOHN B. HAYES
                                ---------------------------------------------
                                John B. Hayes

                                /s/ JAMES C. WYANT
                                ---------------------------------------------
                                James C. Wyant

                                /s/ LOUISE WYANT
                                ---------------------------------------------
                                Louise Wyant

                                /s/ ESTHER J. DAVENPORT
                                ---------------------------------------------
                                Esther J. Davenport

                                /s/ ROBERTO CONSTANTAKIS
                                ---------------------------------------------
                                Roberto Constantakis

                                                                     EXHIBIT A-1

                        ARTICLES OF AMENDMENT AND MERGER
                                       OF
                                WYKO CORPORATION
                                      AND
                            VEECO ACQUISITION CORP.

To the Arizona Corporation Commission:

    Pursuant to the provisions of the Arizona Business Corporation Act governing the merger of one or more domestic corporations with a foreign corporation, the undersigned does hereby adopt the following Articles of Amendment and Merger:

    FIRST: The names of the corporations party to the merger are Wyko Corporation (the "Company"), an Arizona corporation, and Veeco Acquisition Corp. ("Acquisition"), a Delaware corporation and a wholly-owned subsidiary of Veeco Instruments Inc., a Delaware corporation ("Veeco").

    SECOND:  Annexed hereto and made a part hereof is the Agreement and Plan of
Merger (the "Agreement and Plan of Merger"), dated April       , 1997, among
Veeco, Acquisition and the Company and the Company's securityholders, as approved by resolution of the Board of Directors of each said corporation.

    THIRD: The name of the surviving corporation (the "Surviving Corporation") is Wyko Corporation. The address of the place of business of the Surviving Corporation is 2650 East Elvira Road, Tucson, Arizona, 85706.

    FOURTH:  The name of the statutory agent of the Surviving Corporation is
            , and its address is             .

    FIFTH: The Certificate of Incorporation of Acquisition shall constitute the Certificate of Incorporation of the Surviving Corporation. An amendment to
Article 1 of the Certificate of Incorporation of Acquisition shall be effected by the merger such that Article 1 shall read in its entirety as follows:

               "The name of the corporation is Wyko Corporation."

    SIXTH: The number of shares of the Company which were outstanding at the time of the approval of the Agreement and Plan of Merger by its shareholders was 281,250 Class A Common Stock, all of which were entitled to vote on such Agreement. All 281,250 shares of Class A Common Stock were voted in favor of the Agreement and Plan of Merger.

    SEVENTH: The number of shares of Acquisition which were outstanding at the time of the approval of the Agreement and Plan of Merger by its sole shareholder was 100, all of which are of one class of common stock and are entitled to vote on such Agreement. All 100 shares were voted in favor of the Agreement and Plan of Merger.

Executed on this    day of            , 1997.

                                                SURVIVING CORPORATION:

                                                By:        ---------------------------------------
                                                           Name:
                                                           Title:

                                     A-1-1

                                                                     EXHIBIT A-2

                             CERTIFICATE OF MERGER

                                       OF

                            VEECO ACQUISITION CORP.
                            ------------------------

                            (a Delaware corporation)

                                      INTO

                                WYKO CORPORATION
                            ------------------------

                            (an Arizona corporation)

                         Pursuant to Section 252 of the

                General Corporation Law of the State of Delaware

      -------------------------------------------------------------------

    The undersigned corporation hereby certifies as follows:

    1. The names of the constituent corporations are Veeco Acquisition Corp., a Delaware corporation ("Acquisition") and a wholly-owned subsidiary of Veeco Instruments Inc., a Delaware corporation ("Veeco"), and Wyko Corporation, an Arizona corporation (the "Company").

    2. The Agreement and Plan of Merger (the "Agreement and Plan of Merger") among Veeco, Acquisition and the Company and its securityholders has been approved, adopted, certified, executed and acknowledged by Acquisition and the Company in accordance with Section 252(c) of the General Corporation Law of the State of Delaware.

    3. The name of the surviving corporation (the "Surviving Corporation") is Wyko Corporation.

    4. The Certificate of Incorporation of Acquisition shall constitute the Certificate of Incorporation of the Surviving Corporation. An amendment to
Article 1 of the Certificate of Incorporation of Acquisition shall be effected by the merger such that Article 1 shall read in its entirety as follows:

              "The name of the corporation is Wyko Corporation."

    5. The executed Agreement and Plan of Merger is on file at the office of the Surviving Corporation located at 2650 East Elvira Road, Tucson, Arizona, 85706. A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, without cost, to any stockholder of Acquisition or the Company who sends a written request therefor to the Surviving Corporation at its address set forth in the preceding sentence.

Dated:       , 1997

                                          SURVIVING CORPORATION:

                                          By:
              ------------------------------------------------------------------
                                             Name:
                                             Title:

                                     A-2-1

                                                                       EXHIBIT B

          NOTICE OF NON U.S. REAL PROPERTY HOLDING CORPORATION STATUS
              PURSUANT TO TREASURY REGULATION SECTION 1.897(H) AND
                      CERTIFICATION OF NON-FOREIGN STATUS

    Pursuant to an Agreement and Plan of Merger, dated as of April   , 1997,
among Veeco Instruments Inc., a Delaware corporation ("Acquiror"), Veeco Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Acquiror ("Sub"), and Wyko Corporation, an Arizona corporation ("Target"), and Wyko's securityholders, Sub shall be merged with and into Target, and Target shall become a wholly-owned subsidiary of Acquiror. In completing such merger, Acquiror and/or Sub shall receive shares of Target common stock ("Common Stock") in exchange for the merger consideration provided for in such Agreement and Plan of Merger.

    Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), provides that a transferee of a U.S. Real Property Interest (as defined below) must withhold tax if the transferor is a U.S. person. In order to confirm that neither Acquiror nor Sub, as transferees, are required to withhold tax upon the receipt of Target Common Stock in exchange for the merger consideration, the undersigned, in his capacity as President of Target, hereby certifies as follows:

    1. The Common Stock of Target to be received by Acquiror and/or Sub pursuant to the merger does not constitute a U.S. Real Property Interest, as that term is defined in Section 897(c)(1)(A)(ii) of the Code;

    2. The determination in Paragraph 1, above, is based on a determination by Target that Target is not and has not been a U.S. Real Property Holding Corporation, as that term is defined in Section 897(c)(2) of the Code, during the five-year period preceding the date of this Notice, as indicated below;

    3. Target is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the Income Tax Regulations);

    4. Target's U.S. employer identification number is       ; and

    5. Target's office address is 2650 East Elvira Road, Tucson, Arizona 85706.

    This Notice is made in accordance with the requirements of Treasury Regulation Section 1.897-2(h). Target understands that any false statement contained herein could be punished by fine, imprisonment, or both.

    Under penalties of perjury, I declare that I have examined this Notice and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Target.

                                             WYKO CORPORATION

Dated:           , 1997                      By:
                                                        ------------------------------------------
                                                        Name:
                                                        Title: President

                                     A-B-1

                     NOTICE TO THE INTERNAL REVENUE SERVICE

    This Notice is being provided by Wyko Corporation, an Arizona corporation ("Target"), pursuant to the requirements of Treasury Regulation Section 1.897-2(h)(2).

    Target is located at 2650 East Elvira Road, Tucson, Arizona 85706. Target's
Taxpayer Identification Number is       .

    The attached Certificate of Non U.S. Real Property Holding Corporation Status was not requested by a foreign interest holder. Such Certificate was requested by Veeco Instruments Inc., a Delaware corporation ("Acquiror") and Veeco Acquisition Corp., a Delaware corporation ("Merger Sub"), the transferees of the stock of Target. Acquiror and Merger Sub are located at Terminal Drive,
Plainview, New York 11803. Acquiror's Taxpayer Identification Number is       .

    The interests in question, shares of Target common stock to be received by Acquiror and Merger Sub pursuant to an Agreement and Plan of Merger, are not U.S. Real Property Interests.

    Under penalties of perjury, I declare that I have examined this Notice and the attachment hereto and to the best of my knowledge and belief they are true, correct and complete, and I further declare that I have authority to sign this document on behalf of Target.

                                             WYKO CORPORATION

Dated:      , 1997                           By:
                                                        ------------------------------------------
                                                        Name:
                                                        Title:

                                     A-B-2

                        [Letterhead of Wyko Corporation]

Veeco Instruments Inc.

Terminal Drive

Plainview, New York 11803

Attn: Edward H. Braun, Chairman, President and CEO

Dear Mr. Braun:

    Pursuant to Section 5.14 of the Agreement and Plan of Merger, dated as of
April   , 1997, among Veeco Instruments Inc., a Delaware corporation ("Veeco"),
Veeco Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Veeco ("Acquisition"), and Wyko Corporation, an Arizona corporation (the "Company"), and Wyko's securityholders, the Company hereby authorizes Veeco to deliver the attached form of notice to the Internal Revenue Service on behalf of the Company upon the Closing of the Merger.

    Capitalized terms not defined in this letter have the same meaning as set forth in the above referenced Agreement and Plan of Merger.

                                                Very truly yours,
                                                WYKO CORPORATION

                                                By:
                                                           ---------------------------------------
                                                           James C. Wyant
                                                           PRESIDENT

                                     A-B-3

                                                                     EXHIBIT C-1

                              AFFILIATES AGREEMENT

    THIS AFFILIATES AGREEMENT (the "Affiliates Agreement") is entered into as of
the       day of April, 1997 between Veeco Instruments Inc., a Delaware corporation ("Acquiror"), and the undersigned shareholder (the "Shareholder") of Wyko Corporation, an Arizona corporation ("Target").

                                    RECITALS

    A. Target, Acquiror and Veeco Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Acquiror ("Merger Sub"), have entered into an
Agreement and Plan of Merger, dated April       , 1997 (the "Merger Agreement"),
pursuant to which Merger Sub will be merged into Target (the "Merger"), and Target will become a wholly-owned subsidiary of Acquiror.

    B. Upon the consummation of the Merger and in connection therewith, the undersigned Shareholder will become the owner of shares of common stock, $.01 par value per share, of Acquiror (the "Acquiror Shares").

    C. The parties to the Merger Agreement intend to cause the Merger to be accounted for as a pooling of interests pursuant to APB Opinion No. 16, Staff Accounting Series Releases No. 130, 135 and 146 and Staff Accounting Bulletins Topic Two.

    NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants set forth in the Merger Agreement and in this Affiliates Agreement, it is hereby agreed as follows:

    1. The undersigned Shareholder hereby agrees that:

        (a) The undersigned Shareholder may be deemed to be (but does not hereby admit to be) an "affiliate" of Target within the meaning of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), and Accounting Series Release No. 130, as amended, of the Securities and Exchange Commission (the "SEC") ("Release No. 130").

        (b) The undersigned Shareholder will not sell, exchange, transfer, pledge, dispose of or otherwise reduce the undersigned Shareholder's risk relative to the Acquiror Shares or any part thereof until such time after the Effective Time of the Merger as financial results covering at least thirty (30) days of the combined operations of Acquiror and Target after the Effective Time of the Merger have been, within the meaning of said Release No. 130, filed by Acquiror with the SEC or published by Acquiror in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, a Current Report on Form 8-K, a quarterly earnings report, a press release or other public issuance that includes combined sales and income of Target and Acquiror. Acquiror agrees to make such filing or publication as soon as practicable and to notify the undersigned Shareholder promptly upon making such filing or publication. The undersigned will not, during the thirty (30) day period prior to the Effective Time of the Merger as determined in Acquiror's reasonable discretion, sell, exchange, transfer, pledge, dispose of or otherwise reduce the undersigned Shareholder's risk relative to the Acquiror Shares or any part thereof (including any disposition, within such period, of Shareholder's shares of Target Common Stock).

        (c) The undersigned Shareholder has, and as of the Effective Time of the Merger will have, no present plan or intent (a "Plan") to engage in a sale, exchange, transfer, pledge, disposition or any other transaction (including a distribution by a partnership to its partners or by a corporation to its shareholders) that results in a reduction in the risk of ownership (collectively, a "Sale") with respect to more than fifty percent (50%) of the shares of Acquiror Common Stock to be acquired by the undersigned Shareholder upon consummation of the Merger. The undersigned Shareholder is not

                                    A-C-1-1
    aware of, or participating in, any Plan on the part of Target's shareholders to engage in Sales of the shares of Acquiror Common Stock to be issued in the Merger such that the aggregate fair market value, as of the Effective Time of the Merger, of the shares subject to such Sales would exceed fifty percent (50%) of the aggregate fair market value of all shares of outstanding Target Common Stock immediately prior to the Merger. A Sale of Acquiror Common Stock shall be considered to have occurred pursuant to a Plan if such Sale occurs in a transaction that is in contemplation of, or related or pursuant to, the Merger Agreement (a "Related Transaction"). In addition, shares of Target Common Stock (i) exchanged for cash in lieu of fractional shares of Acquiror Common Stock and (ii) with respect to which a Sale occurred in a Related Transaction prior to the Merger shall be considered to have been shares of outstanding Target Common Stock that were exchanged for Acquiror Common Stock in the Merger and then disposed of pursuant to a Plan. If any of the undersigned Shareholder's representations in this subsection (c) ceases to be true at any time prior to the Effective Time of the Merger, the undersigned Shareholder shall deliver to each of Target and Acquiror, prior to the Effective Time of the Merger, a written statement to that effect. Except as otherwise set forth in Appendix A, the undersigned Shareholder has not engaged in a sale of any shares of Target
    Common Stock since       . The undersigned Shareholder understands and
    acknowledges that Target, Acquiror and their respective shareholders, as well as legal counsel to Target and Acquiror, are entitled to rely on (i) the truth and accuracy of the undersigned Shareholder's representations contained therein and (ii) the undersigned Shareholder's performance of the obligations set forth herein.

    (d) Subject to paragraphs (b) and (c) of this Section 1, the undersigned Shareholder agrees not to offer, sell, exchange, transfer, pledge or otherwise dispose of any of the Acquiror Shares unless at that time the time period set forth in paragraph (b) of this Section 1 has expired and either:

        (i) such transaction is permitted pursuant to the provisions of Rule 145(d) under the Securities Act;

        (ii) counsel representing the undersigned Shareholder, satisfactory to Acquiror, shall have advised Acquiror in a written opinion letter satisfactory to Acquiror and Acquiror's counsel, and upon which Acquiror and its counsel may rely, that no registration under the Securities Act is required in connection with the proposed sale, transfer or other disposition;

       (iii) a registration statement under the Securities Act covering the Acquiror Shares proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, is filed with the SEC and made effective under the Securities Act; or

        (iv) an authorized representative of the SEC shall have rendered written advice to the undersigned Shareholder (sought by the undersigned Shareholder or counsel to the undersigned Shareholder, with a copy thereof and of all other related communications delivered to Acquiror) to the effect that the SEC will take no action, or that the staff of the SEC will not recommend that the SEC take action, with respect to the proposed offer, sale, exchange, transfer, pledge or other disposition if consummated.

    (e) All certificates representing the Acquiror Shares deliverable to the undersigned Shareholder pursuant to the Merger Agreement and in connection with the Merger and any certificates subsequently issued with respect thereto or in substitution therefor shall, unless one or more of the alternative conditions set forth in the subparagraphs of paragraph (d) of this Section 1 shall have occurred, bear a legend substantially as follows:

       "The shares represented by this certificate may not be offered, sold, exchanged, transferred, pledged or otherwise disposed of except in accordance with the requirements of the Securities Act of 1933, as amended, and the other conditions specified in

                                    A-C-1-2
       that certain Affiliates Agreement, dated as of April   , 1997,
       between Acquiror and            , a copy of which Affiliates
       Agreement may be inspected by the holder of this certificate at the offices of Acquiror, or Acquiror will furnish, without charge, a copy thereof to the holder of this certificate upon written request therefor."

Acquiror, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the Acquiror Shares but not as to the certificates for any part of the Acquiror Shares as to which said legend is no longer appropriate when one or more of the alternative conditions set forth in the subparagraphs of paragraph (d) of this Section 1 shall have occurred.

    (f) The undersigned Shareholder will observe and comply with the Securities Act and the General Rules and Regulations thereunder, as now in effect and as from time to time amended and including those hereafter enacted or promulgated, in connection with any offer, sale, exchange, transfer, pledge or other disposition of the Acquiror Shares or any part thereof.

    (g) The undersigned Shareholder undertakes and agrees to indemnify and hold harmless Acquiror, Target, and each of their respective current and future officers and directors and each person, if any, who now or hereafter controls or may control Acquiror or Target within the meaning of the Securities Act (an "Indemnified Person") from and against any and all claims, demands, actions, causes of action, losses, costs, damages, liabilities and expenses ("Claims") based upon, arising out of or resulting from any breach or nonfulfillment of any undertaking, covenant or agreement made by the undersigned Shareholder in subsection (b), (c), (d) or (f) of this Section 1, or caused by or attributable to the undersigned Shareholder, or the undersigned Shareholder's agents or employees, or representatives, brokers, dealers and/or underwriters insofar as they are acting on behalf of and in accordance with the instruction of or with the knowledge of the undersigned Shareholder, in connection with or relating to any offer, sale, pledge, transfer or other disposition of any of the Acquiror Shares by or on behalf of the undersigned Shareholder, which claim or claims result from any breach or nonfulfillment as set forth above. The indemnification set forth herein shall be in addition to any liability that the undersigned Shareholder may otherwise have to the Indemnified Persons.

    (h) Promptly after receiving definitive notice of any Claim in respect of which an Indemnified Person may seek indemnification under this Affiliates Agreement, such Indemnified Person shall submit notice thereof to the undersigned Shareholder. The omission by the Indemnified Person so to notify the undersigned Shareholder of any such Claim shall not relieve the undersigned Shareholder from any liability the undersigned Shareholder may have hereunder except to the extent that (i) such liability was caused or increased by such omission, or (ii) the ability of the undersigned Shareholder to reduce or defend against such liability was adversely affected by such omission. The omission of the Indemnified Person so to notify the undersigned Shareholder of any such Claim shall not relieve the undersigned Shareholder from any liability the undersigned Shareholder may have otherwise than hereunder. The Indemnified Persons and the undersigned Shareholder shall cooperate with and assist one another in the defense of any Claim and any action, suit or proceeding arising in connection therewith.

    2. REPORTS. From and after the Effective Time of the Merger and for so long as necessary in order to permit the undersigned Shareholder to sell the Acquiror Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Acquiror will file on a timely basis all reports required to be filed by it pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, referred to in paragraph (c)(1) of Rule 144 under the Securities Act (or, if applicable, Acquiror will make publicly available the information regarding itself referred to in paragraph (c)(2) of Rule 144), in order to permit the undersigned Shareholder to sell, pursuant to the terms and conditions of Rule 145 and the applicable provisions of Rule 144, the Acquiror Shares.

    3. WAIVER. No waiver by any party hereto of any condition or of any breach of any provision of this Affiliates Agreement shall be effective unless in writing.

                                    A-C-1-3

    4. NOTICES. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Affiliates Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, as follows:

    (a) If to the Shareholder, at the address set forth below the Shareholder's signature at the end hereof.

    (b) If to Acquiror, Target or the other Indemnified Persons:

           Veeco Instruments Inc.

           Terminal Drive

           Plainview, New York 11803

           Attention: Chairman, President and Chief Executive Officer

           Facsimile No.: (516) 349-9079

           Telephone No.: (516) 349-8300

       with a copy (which shall not constitute notice) to:

           Kaye, Scholer, Fierman, Hays & Handler, LLP

           425 Park Avenue

           New York, New York 10022

           Attention: Rory Greiss, Esq.

           Facsimile No.: (212) 836-7152

           Telephone No.: (212) 836-8261

       and

           Wyko Corporation

           2650 East Elvira Road

           Tucson, Arizona 85706

           Attention: James C. Wyant

           Facsimile No.: (520) 294-1799

           Telephone No.: (520) 741-1044

       with a copy (which shall not constitute notice) to:

           Morrison & Foerster LLP

           755 Page Mill Road

           Palo Alto, CA 94304-1018

           Attention: Michael Phillips, Esq.

           Facsimile No.: (415) 494-0792

           Telephone No.: (415) 813-5600

or to such other address as any party hereto or any Indemnified Person may designate for itself by notice given as herein provided.

    5. COUNTERPARTS. For the convenience of the parties hereto, this Affiliates Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

    6. SUCCESSORS AND ASSIGNS. This Affiliates Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. Moreover, this Affiliates Agreement shall be enforceable by, and shall inure to the benefit of, the Indemnified Persons and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

                                    A-C-1-4

    7. GOVERNING LAW. This Affiliates Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York.

    8. EFFECTIVENESS; SEVERABILITY. This Affiliates Agreement shall become effective at the Effective Time of the Merger. If a court of competent jurisdiction determines that any provision of this Affiliates Agreement is unenforceable or enforceable only if limited in time and/or scope, this Affiliates Agreement shall continue in full force and effect with such provision stricken or so limited.

    9. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Affiliates Agreement.

    10. DEFINITIONS. All capitalized terms used herein shall have the meaning defined in the Merger Agreement, unless otherwise defined herein.

    IN WITNESS WHEREOF, the parties have caused this Affiliates Agreement to be executed as of the date first above written.

ACQUIROR                                               SHAREHOLDER

By:
           -----------------------------------------   ------------------------------------------
           Edward H. Braun                             (Signature)
           Chairman, President and
           Chief Executive Officer                     ------------------------------------------
                                                       (Print Name)
                                                       ------------------------------------------
                                                       (Print Address)
                                                       ------------------------------------------
                                                       (Print Telephone Number)

                                    A-C-1-5

                                                                     EXHIBIT C-2

                              AFFILIATES AGREEMENT

    THIS AFFILIATES AGREEMENT (the "Affiliates Agreement") is entered into as of
the       day of April, 1997 between Veeco Instruments Inc., a Delaware corporation ("Acquiror"), and the undersigned holder (the "Shareholder") of shares of common stock, $.01 par value per share (the "Acquiror Shares"), of Acquiror.

                                    RECITALS

    A. Wyko Corporation, an Arizona corporation ("Target"), Acquiror and Veeco Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Acquiror ("Merger Sub"), have entered into an Agreement and Plan of Merger,
dated April       , 1997 (the "Merger Agreement"), pursuant to which Merger Sub will be merged into Target (the "Merger"), and Target will become a wholly-owned subsidiary of Acquiror.

    B. The parties to the Merger Agreement intend to cause the Merger to be accounted for as a pooling of interests pursuant to APB Opinion No. 16, Accounting Series Releases No. 130, 135 and 146 and Staff Accounting Bulletins Topic Two.

    NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants set forth in the Merger Agreement and in this Affiliates Agreement, it is hereby agreed as follows:

    1. The undersigned Shareholder hereby agrees that:

        (a) The undersigned Shareholder may be deemed to be (but does not hereby admit to be) an "affiliate" of Acquiror within the meaning of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), and Accounting Series Release No. 130, as amended, of the Securities and Exchange Commission (the "SEC") ("Release No. 130").

        (b) The undersigned Shareholder will not sell, exchange, transfer, pledge, dispose of or otherwise reduce the undersigned Shareholder's risk relative to the Acquiror Shares or any part thereof until such time after the Effective Time of the Merger as financial results covering at least thirty (30) days of the combined operations of Acquiror and Target after the Effective Time of the Merger have been, within the meaning of said Release No. 130, filed by Acquiror with the SEC or published by Acquiror in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, a Current Report on Form 8-K, a quarterly earnings report, a press release or other public issuance that includes combined sales and income of Target and Acquiror. Acquiror agrees to make such filing or publication as soon as practicable and to notify the undersigned Shareholder promptly upon making such filing or publication. The undersigned will not, during the thirty (30) day period prior to the Effective Time of the Merger, sell, exchange, transfer, pledge, dispose of or otherwise reduce the undersigned Shareholder's risk relative to the Acquiror Shares or any part thereof.

        (c) The undersigned Shareholder undertakes and agrees to indemnify and hold harmless Acquiror, Target and each of their respective current and future officers and directors and each person, if any, who now or hereafter controls or may control Acquiror or Target within the meaning of the Securities Act (an "Indemnified Person") from and against any and all claims, demands, actions, causes of action, losses, costs, damages, liabilities and expenses ("Claims") based upon, arising out of or resulting from any breach or nonfulfillment of any undertaking, covenant or agreement made by the undersigned Shareholder in subsection (b) of this Section 1, or caused by or attributable to the undersigned Shareholder, or the undersigned Shareholder's agents or employees, or representatives, brokers, dealers and/or underwriters insofar as they are acting on behalf of and in accordance with the

                                    A-C-2-1
    instruction of or with the knowledge of the undersigned Shareholder, in connection with or relating to any offer, sale, pledge, transfer or other disposition of any of the Acquiror Shares by or on behalf of the undersigned Shareholder, which claim or claims result from any breach or nonfulfillment as set forth above. The indemnification set forth herein shall be in addition to any liability that the undersigned Shareholder may otherwise have to the Indemnified Persons.

        (d) Promptly after receiving definitive notice of any Claim in respect of which an Indemnified Person may seek indemnification under this Affiliates Agreement, such Indemnified Person shall submit notice thereof to the undersigned Shareholder. The omission by the Indemnified Person so to notify the undersigned Shareholder of any such Claim shall not relieve the undersigned Shareholder from any liability the undersigned Shareholder may have hereunder except to the extent that (i) such liability was caused or increased by such omission, or (ii) the ability of the undersigned Shareholder to reduce or defend against such liability was adversely affected by such omission. The omission of the Indemnified Person so to notify the undersigned Shareholder of any such Claim shall not relieve the undersigned Shareholder from any liability the undersigned Shareholder may have otherwise than hereunder. The Indemnified Persons and the undersigned Shareholder shall cooperate with and assist one another in the defense of any Claim and any action, suit or proceeding arising in connection therewith.

    2. WAIVER. No waiver by any party hereto of any condition or of any breach of any provision of this Affiliates Agreement shall be effective unless in writing.

    3. NOTICES. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Affiliates Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, as follows:

        (a) If to the Shareholder, at the address set forth below the Shareholder's signature at the end hereof.

        (b) If to Acquiror, Target or the other Indemnified Persons:

           Veeco Instruments Inc.
           Terminal Drive
           Plainview, New York 11803
           Attention: Chairman, President and Chief Executive Officer
           Fax: (516) 349-9079
           Tel: (516) 349-8300

           with a copy (which shall not constitute notice) to:

           Kaye, Scholer, Fierman, Hays & Handler, LLP
           425 Park Avenue
           New York, New York 10022
           Attention: Rory Greiss, Esq.
           Fax: (212) 836-7152
           Tel: (212) 836-8261

           and

           Wyko Corporation
           2650 East Elvira Road
           Tucson, Arizona 85706
           Attention: James C. Wyant
           Fax: (520) 741-1799
           Tel: (520) 741-1044

                                    A-C-2-2
           with a copy (which shall not constitute notice) to:

           Morrison & Foerster LLP
           755 Page Mill Road
           Palo Alto, California 94304-1018
           Attention: Michael Phillips, Esq.
           Fax: (415) 494-0792
           Tel: (415) 813-5600

or to such other address as any party hereto or any Indemnified Person may designate for itself by notice given as herein provided.

    4. COUNTERPARTS. For the convenience of the parties hereto, this Affiliates Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

    5. SUCCESSORS AND ASSIGNS. This Affiliates Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. Moreover, this Affiliates Agreement shall be enforceable by, and shall inure to the benefit of, the Indemnified Persons and their respective successor and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

    6. GOVERNING LAW. This Affiliates Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York.

    7. EFFECTIVENESS; SEVERABILITY. This Affiliates Agreement shall become effective at the Effective Time of the Merger. If a court of competent jurisdiction determines that any provision of this Affiliates Agreement is unenforceable or enforceable only if limited in time and/or scope, this Affiliates Agreement shall continue in full force and effect with such provision stricken or so limited.

    8. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Affiliates Agreement.

    9. DEFINITIONS. All capitalized terms used herein shall have the meaning defined in the Merger Agreement, unless otherwise defined herein.

    IN WITNESS WHEREOF, the parties have caused this Affiliates Agreement to be executed as of the date first above written.

ACQUIROR                                                SHAREHOLDER

By:        ------------------------------------------   ------------------------------------------
           Edward H. Braun                              (Signature)
           Chairman, President and                      ------------------------------------------
           Chief Executive Officer                      (Print Name)
                                                        ------------------------------------------
                                                        (Print Address)
                                                        ------------------------------------------
                                                        (Print Telephone Number)

                                    A-C-2-3

                                                                       EXHIBIT D

                         REGISTRATION RIGHTS AGREEMENT

    REGISTRATION RIGHTS AGREEMENT, dated as of             , 1997, between Veeco
Instruments Inc., a Delaware corporation (the "Company"), and John Hayes and James C. Wyant (collectively, the "Shareholders").

    WHEREAS, the Company, Veeco Acquisition Corp., a Delaware corporation ("Acquisition"), Wyko Corporation ("Wyko"), the Shareholders and certain holders of options to purchase shares of common stock of Wyko have entered into an
Agreement and Plan of Merger dated as of April       , 1997 (the "Merger
Agreement"), pursuant to which Acquisition, a wholly-owned subsidiary of the Company, will be merged with and into Wyko, and Wyko will become a wholly-owned subsidiary of the Company (the "Merger"); and

    WHEREAS, pursuant to the terms of the Merger, the Shareholders' shares of common stock, par value $.01 per share of Wyko, will be converted into the right to receive shares of the Company's common stock; and

    WHEREAS, in connection with the Merger and pursuant to the Merger Agreement, the Company has agreed to provide the Shareholders with certain registration rights as set forth herein.

    NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I.

                              CERTAIN DEFINITIONS

    The following terms, as used in this Agreement, have the following respective meanings:

    "PERSON" means any natural person, corporation, limited partnership, general partnership, a limited liability company, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government agency or political subdivision thereof.

    "REGISTRABLE SECURITIES" means (i) all or any Shares received by the Shareholders in connection with the Merger (all such Shares, the "Merger Shares"), and (ii) any Shares issued as a dividend or distribution or issuable upon the conversion or exercise of any warrant, right or other security which is issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Merger Shares.

    "SHARES" means the Company's Common Stock, par value $.01 per share.

    "SECURITIES ACT" means the Securities Act of 1933, as amended.

                                  ARTICLE II.

                              REGISTRATION RIGHTS

    2.01 DEMAND REGISTRATION. (a) If on any occasion after the first anniversary of the date hereof one or more of the Shareholders notifies the Company in writing that he or they wish to offer or cause to be offered for public sale a portion of the Registrable Securities at least equal to 25% of any and all Registrable Securities held at such time by all of the Shareholders, the Company will so notify all Shareholders holding Registrable Securities. Upon written request (the "Shareholder Request") of any Shareholder given within 30 days after the receipt by such Shareholder from the Company of such notification, the Company, subject to its obligations under the Registration Rights Agreement, dated as of

                                     A-D-1

December 6, 1994 (the "Prior Registration Rights Agreement"), agrees promptly to prepare and file a registration statement with the Securities and Exchange Commission (the "Commission") to register under the Securities Act all Registrable Securities requested to be registered by the requesting Shareholders and to use its best efforts to have such registration statement declared effective as promptly as practicable (but in any event within 90 days after receipt of the Shareholder Request) as would permit or facilitate the sale and distribution of such Shareholder's Registrable Securities as are specified in such Shareholder Request. The Company shall not be required to effect more than one registration pursuant to this Section 2.1.

    (b) A Shareholder Request shall state the number of Registrable Securities requested to be registered and the intended method of disposition thereof. Promptly upon receipt of any Shareholder Request, the Company will send a notice to all other holders of Registrable Securities, together with a copy of the Shareholder Request and notice of such public offering. Such other holders may elect to participate in the registration by notice to the Company given within 30 days following the date of the Company's notice of request for registration.

    2.02 INCIDENTAL REGISTRATION. (a) If at any time after the date hereof the Company proposes to register any equity securities under the Securities Act for sale to the public (other than pursuant to a registration statement on Form S-4 or Form S-8 (or any successor forms) or any other forms not available for registering Registrable Securities for sale to the public), either for the Company's account or for the account of others, the Company shall, not less than 30 nor more than 90 days prior to the proposed date of filing a registration statement under the Securities Act, give written notice to all holders of Registrable Securities of its intention to do so. Upon the written request of any holder of Registrable Securities given within 30 days after transmittal by the Company of such notice, the Company, subject to its obligations under the Prior Registration Rights Agreement, will use its best efforts to cause the Registrable Securities requested to be registered to be so registered under the Securities Act. A request pursuant to this Section 2.2(a) shall state the number of Registrable Securities requested to be registered and the intended method of disposition thereof. The rights granted in this Section 2.2(a) shall apply in each case where the Company proposes to register equity securities regardless of whether such rights may have been exercised previously.

    (b) Nothing in this Agreement shall be deemed to require the Company to proceed with any registration of its securities pursuant to Section 2.2 after giving the notice provided in paragraph (a) above.

    2.03 SHELF REGISTRATION. (a) At any time after January 1, 1998, a Shareholder may submit a written request to the Company (in the manner provided in Section 2.1(a)) requesting that, promptly after the expiration of the time period set forth in Section 8.01 of the Merger Agreement, the Company file with the Commission a registration statement under the Securities Act for the offering on a continuous or delayed basis in the future of up to 1,500,000 Registrable Securities, as requested by the Shareholder(s) (collectively, the "Shelf Registration"), and, subject to the provisions hereof, the Company shall use its best efforts to comply with such request. The Shelf Registration shall be on an appropriate form and the Shelf Registration and any form of prospectus included therein or prospectus supplement relating thereto shall reflect such plan of distribution or method of sale as the Shareholder(s) may from time to time notify the Company, including the sale of some or all of the up to 1,500,000 Registrable Securities in a public offering or, if requested by the Shareholder(s), subject to receipt by the Company of such information (including information relating to purchasers) as the Company reasonably may require, in a transaction constituting (i) a private placement under Section 3(b) or 4(2) of the Securities Act or (ii) under Rule 144A under the Securities Act in connection with which the Company undertakes to register such shares after the conclusion of such placement to permit such shares freely to be tradeable by the purchasers thereof. The Company shall use its best efforts to keep the Shelf Registration continuously effective for the period beginning on the date on which the Shelf Registration is declared effective and ending on the first to occur of (1) ninety (90) days thereafter and (2) on the first date that all such Registrable Securities have been sold. During the period during which the Shelf Registration is effective, the Company shall supplement or make amendments to the Shelf Registration, if required by the Securities Act or if reasonably requested by the Shareholder or an underwriter of Registrable Securities, including to reflect any specific plan of

                                     A-D-2
distribution or method of sale, and shall use its reasonable best efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing.

    (b) Notwithstanding the provisions of the first sentence of Section 2.3(a) hereof, the Company shall not be permitted to effect a Registration Statement on Form S-4 without first having used its best efforts to effect a registration relating to the Shelf Registration referred to in such Section 2.3(a).

    2.04  LIMITATION ON REGISTRATION REQUIREMENT.  (a) Except as provided in
Section 2.3(b) hereof, the Company shall have the right to postpone for up to 75 days any registration required pursuant to Section 2.1 or Section 2.3 hereof if the Company determines in good faith (and so certifies to the Shareholders) that the filing of such registration statement would require the disclosure of non-public material information the disclosure of which would have a material adverse effect on the Company or would otherwise adversely affect any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction (provided, however, that the Company may not exercise its right to so delay a registration pursuant to
Section 2.1 or Section 2.3 hereof more than once in any twelve-month period).

    (b) Except as provided in Section 2.3(b) hereof, the Company shall not be obligated or required to effect any registration pursuant to Section 2.1(a) or
Section 2.3(a) hereof during the period commencing on the date falling thirty
(30) days prior to the Company's estimated date of filing of, and ending on the date one hundred eighty (180) days following the effective date of, any registration statement pertaining to any underwritten registration initiated by the Company, for the account of the Company, if the Shareholder Request shall have been received by the Company after the Company shall have advised holders of Registrable Securities that the Company is contemplating commencing an underwritten registration initiated by the Company (or, in the case of a Shareholder Request pursuant to Section 2.3 hereof, if the Company shall advise such holders of such intention prior to the expiration of the time period set forth in Section 8.01 of the Merger Agreement); PROVIDED, HOWEVER, that the Company will use reasonable efforts to cause any such registration statement to be filed and to become effective as expeditiously as shall be reasonably possible.

    2.05 REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of this Article II to use its best efforts to effect the registration of any securities under the Securities Act, the Company will within the time periods provided herein:

        (a) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for a period of time required for the disposition of such securities by the holders thereof;

        (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of and the date which is ninety (90) days after the date of initial effectiveness of such registration statement and not file any amendment or supplement to such registration statement or prospectus to which the Shareholders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act, having been furnished with a copy thereof at the earliest practicable date;

        (c) furnish to each seller and to each duly authorized underwriter of each seller such number of authorized copies of a prospectus, including copies of a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such seller or underwriter may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such seller;

                                     A-D-3

        (d) use its best efforts to register or qualify the securities covered by such registration statement under such securities or blue sky laws of such jurisdictions as each seller shall request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such seller to consummate the public sale or other disposition in such jurisdictions of the securities to be sold by such seller, except that the Company shall not for any such purpose be required to qualify to do business in any jurisdiction wherein it is not qualified or to file any general consent to service of process in any such jurisdiction;

        (e) before filing the registration statement or prospectus or amendments or supplements thereto or any other documents related thereto, furnish to counsel selected by the holders of Registrable Securities included in such registration statement copies of all such documents proposed to be filed, all of which shall be subject to the reasonable approval of such counsel;

        (f) furnish, at the request of any seller, (1) to the underwriters, on the date that such seller's securities are delivered to the underwriters for sale pursuant to such registration, an opinion of the independent counsel representing the Company for the purposes of such registration addressed to such underwriters and to such seller, in such form and content as the underwriters and such seller may reasonably request, or (2) if such securities are not being sold through underwriters, then to the sellers, on the date that the registration statement with respect to such securities becomes effective, an opinion, dated such date, of the independent counsel representing the Company for the purposes of such registration in such form and content as such seller may reasonably request; and in the case of clauses (1) and (2) above, a letter dated such date, from the independent certified public accountants of the Company addressed to the underwriters, if any, and if such securities are not being sold through underwriters, then to the sellers and, if such accountants refuse to deliver such letter to such sellers, then to the Company, stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and covering such other matters as are customarily covered in accountant's "comfort" letters;

        (g) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such securities;

        (h) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

        (i) notify the Shareholders, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of the Shareholders properly prepare and furnish to the Shareholders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

        (j) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any class of Registrable Securities is then listed; and

                                     A-D-4

        (k) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full calendar month after the effective date of such registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act.

    2.06 EXPENSES. All expenses incurred in effecting the registrations provided for in this Article II (excluding underwriters' discounts and commissions which shall be borne pro rata by those holders for whom Registrable Securities are being registered and, other than as provided at the end of this
Section 2.6, fees of counsel to the holders of Registrable Securities), including without limitation all registration and filing fees (including all expenses incident to filing with the NASD Regulation, Inc. and any securities exchange), printing expenses, fees and disbursements of counsel for the Company, fees of the Company's independent auditors and accountants, expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to subsection 2.4(d) hereof, shall be paid by the Company, and the Company shall pay the fees and disbursements of one counsel reasonably satisfactory to the Company for the holders of Registrable Securities for performance of the normal and customary functions of counsel for selling shareholders in each registration provided for in this Article II.

    2.07 MARKETING RESTRICTIONS. (a) If (i) any holder of Registrable Securities wishes to register any Registrable Securities in a registration made pursuant to Section 2.1, 2.2 or 2.3 hereof, (ii) the offering proposed to be made by such holder or holders is to be an underwritten public offering, (iii) the Company or one or more holders of securities other than Registrable Securities to whom the Company has granted registration rights wish to register securities in such registration and (iv) the managing underwriters of such public offering furnish a written opinion that the total amount of securities to be included in such offering would exceed the maximum amount of securities (as specified in such opinion) which can be marketed in such offering at a price which such holders of Registrable Securities are prepared to sell and without materially and adversely affecting such offering; then the rights of holders of Registrable Securities, the Company and the holders of other securities with registration rights to participate in such offering shall be in the following order of priority:

        FIRST: Subject to the rights of the holders of Registrable Securities (as defined in the Prior Registration Rights Agreement), the holders of Registrable Securities requesting registration shall be entitled to participate in proportion to the number of Registrable Securities so requested to be registered by each such holder; and then

        SECOND: The Company and all holders of securities other than Registrable Securities having the right to include such securities in such registration shall be entitled to participate pro rata among themselves in accordance with the number of securities requested to be registered by the Company and each such holder;

and no securities (issued or unissued) other than those registered and included in the underwritten offering shall be offered for sale or other disposition by the Company in a transaction which would require registration under the Securities Act (including any additional offering which is to be registered pursuant to Section 2.1) until the expiration of 180 days after the effective date of the registration statement requested pursuant to this Article II or such shorter period as may be acceptable to the holders of Registrable Securities participating in such underwritten offering.

    (b) If (i) any holder of Registrable Securities requests registration of Registrable Securities under Section 2.2, (ii) the offering proposed to be made is to be an underwritten public offering and (iii) the managing underwriters of such public offering furnish a written opinion that the total amount of securities to be included in such offering would exceed the maximum amount of securities (as specified in such opinion) which can be marketed at a price reasonably related to the then current market value of such

                                     A-D-5
securities and without materially and adversely affecting such offering; then the rights of the Company and the holders of Registrable Securities and other securities having the right to include such securities in such registration to participate in such offering shall be in the following order of priority:

        FIRST: The Company shall be entitled to participate in accordance with the number of securities requested to be registered by the Company; and then

        SECOND: Subject to the rights of the holders of Registrable Securities (as defined in the Prior Registration Rights Agreement), all holders of securities, including holders of Registrable Securities, having the right to include such securities in such registration shall be entitled to participate pro rata among themselves in accordance with the number of securities requested to be registered by each such holder;

and no securities (issued or unissued) other than those registered and included in the underwritten offering shall be offered for sale or other disposition by the holders of Registrable Securities in a transaction which would require registration under the Securities Act (including any additional offering which is to be registered pursuant to Section 2.1) until the expiration of 180 days after the effective date of the registration statement in which Registrable Securities were included pursuant to Section 2.2 or such shorter period as may be acceptable to the Company.

    2.08 TIME LIMITATIONS; TERMINATION OF RIGHTS. Notwithstanding the foregoing provisions of this Article II, the rights to registration shall terminate as to any particular Registrable Securities when (i) such Registrable Securities shall have been effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration, (ii) such Registrable Securities shall have been sold in compliance with Rule 144 promulgated under the Securities Act or (iii) written opinions from counsel reasonably acceptable to the Company and the Shareholders, to the effect that such Registrable Securities may be sold without registration under the Securities Act or applicable state law and without restriction as to the volume and timing of such sales, shall have been received from either counsel to the Company or counsel to the holders thereof.

    2.09 COMPLIANCE WITH RULE 144. At the request of any holder of Registrable Securities who proposes to sell Registrable Securities in compliance with Rule 144 promulgated under the Securities Act, assuming that at such time the provisions of such Rule are applicable to such holder and, in the event such holder is or could be deemed to be an "affiliate" of the Company within the meaning of the Securities Act, and the Company is then required to file reports under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company shall (a) forthwith furnish to such holder a written statement as to its compliance with the filing requirements of the Commission as set forth in such Rule, as such Rule may be amended from time to time, and (b) make such additional filings of reports with the Commission as will enable the holders to make sales of Registrable Securities pursuant to such Rule. At all times during which this Agreement is effective, the Company shall file with the Commission and, if applicable, The NASDAQ Stock Market, Inc. ("NASDAQ"), in a timely manner, all reports and other documents required to be filed by the Company, (i) with the Commission pursuant to the Exchange Act, and
(ii) with NASDAQ pursuant to its rules and regulations.

    2.10 COMPANY'S INDEMNIFICATION. In the event of any registration under the Securities Act of any Registrable Securities pursuant to this Article II, the Company hereby agrees to execute an agreement with any underwriter participating in the offering thereof containing such underwriter's standard representations and indemnification provisions and to indemnify and hold harmless each holder disposing of Registrable Securities, each Person, if any, who controls such holder within the meaning of the Securities Act and each other Person (including each underwriter and each Person who controls such underwriter) who participates in the offering of Registrable Securities, against any losses, claims, damages or liabilities, joint or several, to which such holder, controlling person or participating person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any

                                     A-D-6
material fact contained in any registration statement under which the Registrable Securities are registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such holder, controlling person and participating person for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or proceeding; PROVIDED, HOWEVER, that the Company will not be liable in any case to any such holder, controlling person or participating person to the extent that any loss, claim, damage or liability results from any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such holder or any other person who participates as an underwriter in the offering or sale of such securities, in either case, specifically stating that it is for use in the preparation thereof or controlling or participating person, as the case may be, specifically for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Shareholders or any such underwriter or controlling person and shall survive the transfer of such securities by the Shareholders and the expiration or termination of this Agreement.

    2.11 INDEMNIFICATION BY HOLDER. As a condition of the Company's obligation under this Article II to effect any registration under the Securities Act, there shall be delivered to the Company an agreement or agreements duly executed by each holder for whom Registrable Securities are to be so registered, whereby such holder agrees to indemnify and hold harmless (in the same manner as set forth in Section 2.09 above) the Company, each person referred to in clause (1),
(2) or (3) of Section 11(a) of the Securities Act in respect of the registration statement and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which the Registrable Securities are to be registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which, in each case, is made in or omitted from the registration statement, preliminary or final prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such holder specifically for use in the preparation thereof; PROVIDED, HOWEVER, that the indemnification obligations of each such holder shall be limited to the net proceeds received by such holder from the sale of Registrable Securities pursuant to such registration. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such underwriter or controlling person and shall survive the transfer of such securities by the Shareholders and the expiration or termination of this Agreement.

    (b) At the request of the managing underwriter in connection with any underwritten offering of the Company's securities, each holder for whom Registrable Securities are being registered shall enter into an indemnity agreement in customary form with such underwriter.

                                     A-D-7

    2.12  CONTRIBUTION.  If the indemnification provided for in Section 2.9 or
2.10 from the indemnifying party is unavailable to an indemnified party hereunder, or is insufficient to hold harmless an indemnified party, in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

    The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

    2.13 NOTIFICATION OF AND PARTICIPATION IN ACTIONS. Promptly after receipt by an indemnified party under this Article II of oral or written notice of a claim or the commencement of any proceeding against it, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Article, give written notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such proceeding shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish (unless the indemnifying party is also a party to such proceeding and the indemnified party determines in good faith that joint representation would be inappropriate) to assume the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such Article for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case, subsequently incurred by such indemnified party in connection with the defense thereof. If an indemnifying party assumes the defense of such proceeding, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's reasonable consent unless (i) there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent. If notice is given to an indemnifying party of the commencement of any proceeding and it does not, within fifteen (15) business days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party. Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its affiliates other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the

                                     A-D-8
exclusive right to defend, compromise or settle such proceeding, but the indemnifying party shall not be bound by any determination of a proceeding so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld). All indemnification obligations of the parties hereto shall survive any termination of this Agreement pursuant to
Section 2.7 hereof.

    2.14 UNDERWRITING REQUIREMENTS. (a) In the event of an underwritten offering of the Company's securities, each holder for whom Registerable Securities are being registered pursuant to Section 2.1, Section 2.2 or Section
2.3 hereof shall, as a condition to inclusion of such Registrable Securities in such registration, execute and deliver to the underwriter an underwriting agreement in customary form. The underwriters shall be selected (i) by the holders of Registrable Securities, in the case of a registration pursuant to
Section 2.1 or Section 2.3 (which underwriters shall be acceptable to the Company) or (ii) by the Company, in the case of a registration pursuant to
Section 2.2.

    (b) At the request of the managing underwriter in connection with any underwritten offering of the Company's securities, the holders for whom Registrable Securities are being registered shall enter into customary "lock-up" agreements pursuant to which each such holder will agree to not effect any sale or distribution of Registrable Securities for a period of no more than 180 days beginning on the effective date of any such registration (except as part of such registration).

    2.15 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Article II that the holders furnish to the Company such information regarding them, the Registrable Securities held by them and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

                                  ARTICLE III.

BENEFITS OF AGREEMENT

    3.01 PERMITTED TRANSFERS. The registration rights granted herein may only be transferred to a transferee who acquires Registrable Securities from any Shareholder that is (i) the spouse or member of the immediate family of a Shareholder; (ii) a trust for the benefit of a Shareholder or any member of such Shareholder's immediate family; or (iii) a corporation, partnership or other entity the only owners of which are one or more Shareholders and members of their immediate families; provided that any transferring Shareholder gives written notice at the time of such transfer to the Company stating the name and address of the transferee and identifying the Registrable Securities so transferred, accompanied by a signature page to this Agreement pursuant to which such transferee agrees to be bound by the terms and conditions hereof.

                                  ARTICLE IV.

MISCELLANEOUS

    4.01 NO INCONSISTENT AGREEMENTS. The Company will not, at any time after the effective date of this Agreement, enter into, and is not now a party to or otherwise bound by, any agreement or contract (whether written or oral) with respect to any of its securities which is inconsistent in any respect with the registration rights granted by the Company pursuant to this Agreement.

    4.02 NO OTHER GRANT OF REGISTRATION RIGHTS. The Company will not at any time grant to any other persons any rights with respect to the registration of any securities of the Company which have priority over or are inconsistent with the registration rights granted by the Company pursuant to this Agreement.

                                     A-D-9

    4.03 NOTICES. Notices and other communications provided for herein shall be in writing and shall be given in the manner and with the effect provided in the Merger Agreement. Such notices and communications shall be addressed if to a holder of Registrable Securities, to its address as shown on the transfer records of the Company, unless such holder shall notify the Company that notices and communications should be sent to a different address (or facsimile number), in which case notices and communications shall be sent to the address (or such facsimile number) specified by such holder.

    4.04 WAIVERS; AMENDMENTS. No failure or delay of any holder of Registrable Securities in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of such holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Agreement may be amended, modified or waived only by an agreement in writing and any such waiver shall be effective only in the specific instance and for the purpose for which given. Notwithstanding the foregoing, no amendment, modification or waiver of any provision of this Agreement shall be effective against a holder of Registrable Securities unless (a) agreed to in writing by such holder or (b) agreed to in writing by such holder's predecessor in interest and notation thereof is set forth on the certificate evidencing such holder's Registrable Securities as the case may be. No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

    4.05 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without giving effect to the conflicts of law principles thereof.

    4.06 COVENANTS TO BIND SUCCESSORS AND ASSIGNS. All the covenants, stipulations, promises and agreements in this Agreement contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

    4.07 SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

    4.08 SECTION HEADINGS. The section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

    4.09 EXPENSES. Except as expressly otherwise provided herein, each party shall bear its own expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants.

    4.10 COUNTERPARTS. This Agreement may be executed in multiple counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

                                     A-D-10

    IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed, all as of the day and year above written.

                                VEECO INSTRUMENTS INC.

                                By:  -----------------------------------------
                                     Name:
                                     Title:

                                     -----------------------------------------
                                                   John B. Hayes

                                     -----------------------------------------
                                                   James C. Wyant

                                     -----------------------------------------
                                                    Louise Wyant

                                     A-D-11